                                                                Exhibit 10-V


                                                                EXECUTION COPY

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                      LEASE


                                     between


                   TOLEDO-LUCAS COUNTY PORT AUTHORITY, Lessor


                                       and


                           BRUSH WELLMAN INC., Lessee



                  ---------------------------------------------




                                      Dated

                                      as of

                                 October 1, 1996





--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                        This Lease was executed in ten
                                        counterparts, of which this is
                                        Counterpart No. 1. No assignment of or
                                        security interest in this Lease may be
                                        perfected without possession of executed
                                        Counterpart No. 1 of this Lease.


                                TABLE OF CONTENTS

               (This Table of Contents is not a part of the Lease
                but rather is for convenience of reference only.)

                                                                                                               PAGE
                                                                                                               ----

Preambles.................................................................................................      1

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1    Use of Defined Terms.......................................................................      2
Section 1.2    Definitions................................................................................      2
Section 1.3    Interpretation.............................................................................      8
Section 1.4    Captions and Headings......................................................................      8

                                   ARTICLE II
                                LEASE OF PROJECT

Section 2.1    Lease; Lease Term; Possession and Use......................................................      9
Section 2.2    Ground Lease...............................................................................      9
Section 2.3    Representations of the Lessor..............................................................      9
Section 2.4    Representations of the Lessee..............................................................      9
Section 2.5    Lessee Required to Pay Costs in Event
                         Proceeds Insufficient............................................................     10

                                   ARTICLE III
                     RENTAL PAYMENTS AND ADDITIONAL PAYMENTS

Section 3.1    Rental Payments............................................................................     12
Section 3.2    Additional Payments........................................................................     12
Section 3.3    Place of Payments..........................................................................     12
Section 3.4    Obligations Unconditional..................................................................     12
Section 3.5    Past Due Rent, Additional Payments and Rentals.............................................     13
Section 3.6    Assignment of Lease........................................................................     13
Section 3.7    No Abatement of Rental Payments............................................................     14

                                   ARTICLE IV
                         LESSEE'S OWN PERSONAL PROPERTY

Section 4.1    Installation of the Lessee's Own Personal Property.........................................     15

                                    ARTICLE V
                         MAINTENANCE AND USE OF PROJECT

Section 5.1    Compliance with Legal and Insurance Requirements...........................................     17
Section 5.2    Maintenance and Use of Project.............................................................     17
Section 5.3    Alterations, Additions and Improvements....................................................     18
Section 5.4    Removals and Substitutions.................................................................     18
Section 5.5    Indemnification............................................................................     19
Section 5.6    Environmental Matters......................................................................     21
Section 5.7    Performance by Lessor of Lessee's Requirements.............................................     22


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

                                   ARTICLE VI
                      TAXES, MECHANICS' LIENS AND INSURANCE

Section 6.1    Taxes, Other Governmental Charges and
                         Utility Charges..................................................................     23
Section 6.2    Mechanics' and Other Liens.................................................................     23
Section 6.3    Insurance..................................................................................     24
Section 6.4    Workers' Compensation and Unemployment Coverage............................................     24
Section 6.5    Waiver of Subrogation......................................................................     24
Section 6.6    Payment of Amounts Not Paid by Lessee......................................................     25

                                   ARTICLE VII
                      DAMAGE, DESTRUCTION AND CONDEMNATION

Section 7.1    Damage to or Destruction of Project........................................................     26
Section 7.2    Use of Insurance Proceeds..................................................................     26
Section 7.3    Eminent Domain.............................................................................     26
Section 7.4    Investment and Disbursement of Net Proceeds................................................     27
Section 7.5    Lessee's Own Personal Property.............................................................     27

                                  ARTICLE VIII
                     FURTHER REPRESENTATIONS AND AGREEMENTS
                             RESPECTING THE PROJECT

Section 8.1    Right of Access............................................................................     28
Section 8.2    Lessee to Maintain its Corporate Existence
                         Conditions Under Which Exceptions Permitted......................................     28
Section 8.3    Title of Project Site......................................................................     28
Section 8.4    No Warranty of Condition or Suitability....................................................     28
Section 8.5    Annual Statement and Other Reports.........................................................     29

                                   ARTICLE IX
                              TERMINATION OF LEASE

Section 9.1    Option to Terminate on Payment of Rental
                         Payments.........................................................................     30
Section 9.2    Termination of Lease on Substantial Casualty
                         or Condemnation..................................................................     30
Section 9.3    Option to Purchase Lessor's Interest in Project............................................     31
Section 9.4    Conveyance on Exercise of Option to Purchase...............................................     32

                                    ARTICLE X
                                EVENTS OF DEFAULT

Section 10.1   Events of Default..........................................................................     34
Section 10.2   Remedies on Default........................................................................     35
Section 10.3   No Remedy Exclusive........................................................................     36
Section 10.4   Lessee to Pay Attorneys' Fees and Expenses.................................................     36
Section 10.5   No Additional Waiver Implied by One Waiver.................................................     36

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


                                   ARTICLE XI
                   ASSIGNMENT OF LEASE, SUBLEASING AND RELEASE
                             OF PORTIONS OF PROJECT

Section 11.1   Subleasing by Lessee.......................................................................     37
Section 11.2   Mortgage and Assignment by Lessor..........................................................     37
Section 11.3   Restrictions on Transfer and Encumbrance of
                Project by the Lessor.....................................................................     38
Section 11.4   Release of Project.........................................................................     38
Section 11.5   Granting Easements.........................................................................     39
Section 11.6   No Abatement or Diminution of Payments.....................................................     39
Section 11.7   Payment on Release or Conveyance...........................................................     39
Section 11.8   Lessor to Apply Lease Payments to Debt Amortization
                       During Any Extension of Lease Term.................................................     39

                                   ARTICLE XII
                                  MISCELLANEOUS

Section 12.1   Quiet Enjoyment............................................................................     41
Section 12.2   Surrender of Project.......................................................................     41
Section 12.3   Notices ...................................................................................     41
Section 12.4   Binding Effect.............................................................................     41
Section 12.5   Amendments, Changes and Modifications......................................................     41
Section 12.6   Execution Counterparts.....................................................................     41
Section 12.7   Severability...............................................................................     41
Section 12.8   Extent of Covenants; No Personal Liability.................................................     42
Section 12.9   Captions...................................................................................     42
Section 12.10  Governing Law..............................................................................     42
Section 12.11  Estoppel Certificate.......................................................................     42
Section 12.12  Relationship of the Parties................................................................     42
Section 12.13  Arbitration................................................................................     42
Section 12.14  Other Agreements...........................................................................     43
Section 12.15  No Merger..................................................................................     43
Section 12.16  Extension of Lease Term....................................................................     43

Signatures................................................................................................     45
Acknowledgments...........................................................................................     46

Exhibit A      -  PROJECT FACILITIES
Exhibit B-1    -  LEASED REAL PROPERTY
Exhibit B-2    -  EASEMENT REAL PROPERTY
Exhibit C      -  RENTAL PAYMENT AMOUNTS


                                      LEASE


               THIS LEASE made and entered into as of October 1, 1996, between TOLEDO-LUCAS COUNTY PORT AUTHORITY, as lessor (the "Lessor"), a port authority and political subdivision, duly organized and validly existing under the laws of the State of Ohio, and BRUSH WELLMAN INC., as lessee (the "Lessee"), a corporation for profit organized and existing under the laws of the State of Ohio (all terms used as defined terms being used as defined in Article I of this Lease),

                                   WITNESSETH:

               WHEREAS, pursuant to and in accordance with the provisions of the Ohio Constitution and the Act, and a resolution adopted by the Legislative Authority on May 23, 1996, as amended and supplemented by a resolution adopted by the Legislative Authority on July 25, 1996, the Lessor has determined, upon the terms and conditions hereinafter set forth, to lease the Project to the Lessee and the Lessee desires, upon the terms and conditions hereinafter set forth, to lease the Project from the Lessor; and

               WHEREAS, the Lessor and the Lessee each have full right and lawful authority to enter into this Lease and to perform and observe the provisions hereof on their respective parts to be performed and observed;

               NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereto agree as follows:

                   (Balance of Page Intentionally Left Blank)

                                    ARTICLE I

                                   DEFINITIONS


               Section 1.1. USE OF DEFINED TERMS. In addition to the words and terms elsewhere defined in this Lease or by reference to the Indenture, the words and terms set forth in Section 1.2 of this Lease shall have the meanings set forth therein unless the context or use indicates another or different meaning or intent and such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms herein:

               Section 1.2.  DEFINITIONS.  As used herein:

               "Act" means Sections 4582.01 to 4582.20, both inclusive, of the Ohio Revised Code, as enacted and amended.

               "Additional Bonds" means the Additional Bonds of the Lessor which may be issued under and as defined in the Indenture.

               "Additional Payments" means the amounts required to be paid by the Lessee pursuant to the provisions of Section 3.2 hereof.

               "Assignment of Lease" means the Assignment of Lease, dated as of even date herewith, transferring all right, title and interest of the Lessor in and to this Lease to the Trustee.

               "Authorized Lessee Representative" means the person at the time designated to act on behalf of the Lessee by written certificate furnished to the Lessor containing the specimen signature of such person and signed on behalf of the Lessee by the President, a Vice President, the Treasurer or the Secretary of the Lessee. Such certificate may designate an alternate or alternates who shall have the same authority, duties and powers as the Authorized Lessee Representative. In the event that all such incumbents become unavailable or unable to act and the Lessee fails to designate at least one replacement within ten business days after notice to the Lessee from the Lessor of such unavailability or inability to act, the Lessor may appoint a successor.

               "Bond Service Charges" means, for any period or payable at any time, the principal of and interest and any premium due on the Bonds for that period or payable at that time whether due at maturity or upon acceleration or redemption.

               "Bonds" means the Project Bonds and any Additional Bonds.

               "Capitalized Interest Account" means the Capitalized Interest Account in the Project Fund, including the Project Bonds Capitalized Interest Subaccount and the State Loan Capitalized Interest Subaccount.

               "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. "9601 ET SEQ.

               "Completion Date" means the date specified as such in the certificate furnished pursuant to Sections 2.2 and 4.6 of the Project Service Agreement.

               "Construction Contract" means the Design/Build Agreement for Project Facilities, dated _________, 1996, by and between the Authority and GEM Industrial, Inc., as the same may be amended and supplemented from time to time.

               "Consumer Price Index Increase" means the percentage of increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers as finally issued for Cleveland, Ohio by the Bureau of Labor Statistics of the United States Department of Labor, or any successor thereto, from that index as issued for the month of the execution and delivery of this Lease. In the event such index should be abolished and no substitute provided, then any index, service or publication which, in the judgment of the Lessor, most nearly provides the measurement now being provided by the Consumer Price Index shall be used in place of the Consumer Price Index.

               "Corporation Account" means the account in the Project Fund created by the Indenture into which moneys will be deposited pursuant to Section
2.5 of this Lease.

               "Director" means The Director of Development of the State of Ohio, acting on behalf of the State.

               "Discounted Rent" shall mean the amount of the Rental Payments, determined in the manner set forth in Section 9.2 of this Lease, to be paid in full satisfaction of the Lessee's obligation to pay the remaining Rental Payments hereunder in the event that, as a result of the occurrence of any of the events described in Section 9.2 of this Lease, the Lessee shall have certified that it will prepay all remaining Rental Payments by paying the Discounted Rent and terminate the Lease.

               "Easement Agreement" means the Easement Agreement, dated as of October 1, 1996, from the Lessee, as grantor, to the Lessor, as amended and supplemented from time to time.

               "Engineer" means Hatch Associates Consultants (Ohio) Inc. or another individual or firm qualified to practice the profession of engineering or architecture under the laws of the State, designated by the Lessor and acceptable to the Lessee.

               "Environmental Complaint" shall have the meaning set forth in
Section 5.6 hereof.

               "Environmental Laws" means all applicable federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto, including, without limitation, CERCLA and Chapter 3734 of the Ohio Revised Code.

               "Essential Lessor Personal Property" has the meaning assigned in
Section 5.2(f).

               "Event of Default" means any of the events described as an event of default in Section 10.1 hereof.

               "Fair Market Value" of any property as of any date shall mean the rental payment in money or the cash price that would be obtained in an arm's-length lease or sale, as the case may be, between an informed and willing third party lessee or buyer (under no compulsion to lease or purchase) and an informed and willing lessor or seller (under no compulsion to lease or sell) of the property in question, and shall be determined on the basis that the Project has been maintained in accordance with the requirements of this Lease (but otherwise on an "as-is" basis). Whenever Fair Market Value is to be determined hereunder and the parties cannot agree on the Fair Market Value, the determination shall be made according to the arbitration provision set forth in
Section 12.13 hereof. Fair Market Value shall be determined without regard to and exclusive of modifications (other than substitutions) and additions to the Project during the Lease Term paid for by the Lessee.

               "Ground Lease" means the Amended and Restated Ground Lease dated as of October 1, 1996 from the Ground Lessor to the Ground Lessee, leasing to the Ground Lessee the interest in the Project Site which is the subject of this Lease, as amended and supplemented from time to time.

               "Ground Lessee" means the lessee under the Ground Lease, including without limitation, any Permitted Leasehold Mortgagee that executes an agreement agreeing to perform the obligations of the Lessee under the Ground Lease.

               "Ground Lessor" means Brush Wellman Inc., as lessor under the Ground Lease.

               "Hazardous Discharge" shall have the meaning set forth in Section
5.6 hereof.

               "Hazardous Substance" means, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. "1801, ET SEQ.), RCRA, or any other applicable Environmental Law and in the regulations adopted pursuant thereto. "Hazardous Substance" does not include beryllium or beryllium alloys.

               "Hazardous Wastes" includes all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

               "Holder" means the person in whose name a Bond is registered on the books kept and maintained for the registration and transfer of Bonds pursuant to the Indenture.

               "Indenture" means the Trust Indenture dated as of even date with this Lease between the Lessor and the Trustee, as amended and supplemented from time to time.

               "Independent Counsel" means an attorney acceptable to the Lessor duly admitted to practice law before the highest court of the State and who is not a salaried employee of the Lessor or the Lessee.

               "Insurance Requirements" means all material provisions of any insurance policy covering or applicable to the Project or any part thereof, all material requirements of the issuer of any such policy, and all material orders, rules, regulations or other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Project or any part thereof.

               "Interest Rate for Advances" means a rate per annum which is the greater of (a) two percent (2%) per year plus the annual interest rate announced by the Trustee in its lending capacity as a bank as its "Prime Rate" or its "Base Rate" or (b) ten and seventeen one-hundredths percent (10.17%) per year, and to the extent lawfully chargeable.

               "Lease" means this Lease, as it may be duly amended and supplemented from time to time in accordance with its terms.

               "Lease Term" means the period commencing on the date of delivery of this Lease and, unless earlier terminated as herein provided, ending on May 1, 2011, or the date to which this Lease is extended pursuant to the provisions of this Lease, whichever is latest.

               "Legal Requirements" means all laws, statutes, codes, acts, ordinances, resolutions, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, directions and requirements of all governments and departments, commissions, boards, courts, authorities, agencies, officials and officers of governments, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Project or any part thereof, or any use or condition of the Project or any part thereof.

               "Legislative Authority" means the Board of Directors of the Lessor.

               "Lenders" means, collectively, the Trustee and the Director.

               "Lessor Personal Property" has the meaning assigned in Section 5.2(f) hereof.

               "Net Proceeds", when used with respect to any insurance proceeds or condemnation award, means the gross proceeds thereof less the payment of all expenses, including reasonable attorneys' fees, incurred in connection with the collection of such gross proceeds.

               "Notice Address" means:

               (a)   As to the Lessee:          Brush Wellman Inc.
                                                17876 St. Clair Avenue
                                                Cleveland, Ohio 44110
                                                Attention:  Treasurer

                     with a copy to the Secretary at the same address

                     and with a copy to:        McDonald, Hopkins, Burke &
                                                  Haber Co., L.P.A.
                                                2100 Bank One Center
                                                600 Superior Ave., E.
                                                Cleveland, Ohio  44114-2653
                                                Attention:  David E. Weiss, Esq.

               (b)   As to the Lessor:          Toledo-Lucas County Port Authority
                                                 One Maritime Plaza
                                                 Toledo, Ohio  43604-1866
                                                 Attention:  Secretary

               (c)   As to the Project          National City Bank
                       Bond Trustee:             629 Euclid Avenue
                                                 Suite 635
                                                Cleveland, Ohio  44114
                                                 Attention:  Corporate Trust Department

                                                and

                                                The Prudential Insurance Company of
America
                                                c/o Prudential Capital Group
                                                Two Prudential Plaza, Suite 5600
                                                Chicago, Illinois  60601
                                                Attention:  Managing Director

               (d)   As to the Director:        Director of Development
                                                 Ohio Department of Development
                                                 77 South High Street - 29th Floor

                                                 Columbus, Ohio  43215


or such different address notice of which is given under Section 12.3 hereof.

               "Permitted Leasehold Mortgage" and "Permitted Leasehold Mortgagee" are used as defined in the Ground Lease.

               "Person" or words importing persons means firms, associations, partnerships (including, without limitation, general, limited and limited liability partnerships), joint ventures, societies, estates, trusts, corporations, limited liability companies, public or governmental bodies, other legal entities and natural persons.

               "Plans and Specifications" means the plans and specifications for the Project as filed with the Lessor, and as such may be completed in accordance herewith and changed from time to time as herein provided.

               "Proceeds Account" means the Proceeds Account in the Project Fund created by the Indenture.

               "Project" means the leasehold and easement interest in the Project Site and the Project Facilities, together constituting "port authority facilities" as defined in the Act.

               "Project Bonds" means the $13,100,000 aggregate principal amount of revenue bonds of the Lessor designated "Taxable Project Development Revenue Bonds, Series 1996 (Brush Wellman Inc. Project)".

               "Project Bonds Capitalized Interest Subaccount" means the subaccount by that name in the Capitalized Interest Account in the Project Fund created under the Indenture.

               "Project Debt" means the Project Bonds, any Additional Bonds that may hereafter be issued, and the State Loan Note.

               "Project Facilities" means the facilities generally identified in Exhibit A hereto (and more particularly described in the Plans and Specifications or, with respect to personal property, to be more specifically identified in requests to disburse funds therefor pursuant to Section 4.2 of the Project Service Agreement, or in the certificate to be given by the Authorized Lessee Representative pursuant to Sections 2.2(c) and 4.6 of the Project Service Agreement), together with any additions and improvements thereto, modifications thereof and substitutions therefor, less any removals of such property, all in the manner and to the extent in this Lease provided.

               "Project Fund" means the Project Fund in the custody of the Trustee of which the Proceeds Account, the Capitalized Interest Account and the Corporation Account are a part.

               "Project Purposes" means acquiring, constructing, equipping, furnishing, improving and otherwise developing real and personal property, or any combination thereof, comprising port authority facilities to be used as a facility for metal processing and manufacturing and as may otherwise be permitted by this Lease and the Project Service Agreement.

               "Project Service Agreement" means the Project Service and Indemnity Agreement dated as of even date herewith among the Lessor, the Lessee and to the extent set forth therein, the Lenders, as the same may be amended and supplemented from time to time.

               "Project Site" means the real estate described in Exhibit B hereto and the Lessor's leasehold interest therein, together with any additions thereto and less any removals therefrom, in the manner and to the extent provided in this Lease, and all easements appurtenant thereto.

               "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. "6901 ET SEQ.

               "Rental Payment Date" means the last business day of each calendar month, commencing with the last business day in December, 1997, through the end of the Lease Term.

               "Rental Payments" means the rent required to be paid by the Lessee to the Lessor as provided in Sections 3.1 and 3.3 hereof.

               "Required Property Insurance Coverage" means at any time insurance in the amount of (i) the then full insurable value of the Project Facilities or (ii) the then total unpaid principal amount of the Project Debt then outstanding, whichever is greater, provided that the coverage shall not be less than an amount that would result in coinsurance, insuring the Project Facilities against loss or damage by fire and extended coverage risks and containing loss deductible provisions of not to exceed $500,000; provided that the amounts of such deductible may be increased on each January 1 by the Consumer Price Index Increase to the extent that such Consumer Price Index Increase had not previously been utilized to increase such deductible.

               "Required Public Liability Insurance Coverage" means comprehensive general accident and public liability insurance, or alternative arrangements for insurance or self-insurance approved in writing by both the Lessor and the Trustee, with coverage limits in the minimum amounts of $10,000,000 as to death or bodily injury in each occurrence and $10,000,000 as to property damage with a loss deductible clause of not to exceed $2,500,000; provided that the amounts of coverage shall be, and any deductible may be, increased on each January 1 by ten percent for each ten percent increase in the Consumer Price Index Increase.

               "State" means the State of Ohio.

               "State Loan Agreement" means the Loan Agreement between the Director and the Lessor, as the same may be amended and supplemented from time to time.

               "State Loan Capitalized Interest Subaccount" means the subaccount by that name in the Capitalized Interest Account in the Project Fund created under the Indenture.

               "State Loan Note" means the revenue note of the Lessor to evidence its limited obligation to repay the loan to the Lessor by the Director in the aggregate principal amount of $5,000,000.

               "Sublease" means the Sublease dated as of October 1, 1996 between the Lessee and B.W. Alloy Ltd., as the same may be amended and supplemented from time to time.

               "Toxic Substance" means and includes any material present on the Project Site which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act
(TSCA), 15 U.S.C. "2601, ET SEQ., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes, but is not limited to, asbestos, polychlorinated biphenyls (PCBs) and lead-based paints. "Toxic Substance" does not include beryllium or beryllium alloys.

               "Trustee" means National City Bank, until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean the successor Trustee.

               Section 1.3. INTERPRETATION. Any reference herein to the Lessor, to the Legislative Authority or to any member or officer of either includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

               Any reference to a section or provision of the Constitution of the State or the Act, or to a section, provision or chapter of the Ohio Revised Code or to any statute of the United States of America, includes that section, provision or chapter as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision or chapter shall be applicable solely by reason of this provision, if it constitutes in any way a limitation, restriction or impairment of the rights or obligations of the Lessor or the Lessee under this Lease or the rights of any other person under this Lease.

               Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms "hereof", "hereby", "herein", "hereto", "hereunder" and similar terms refer to this Lease; and the term "hereafter" means after, and the term "heretofore" means before, the date of execution and delivery of this Lease. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

               Section 1.4. CAPTIONS AND HEADINGS. The captions and headings in this Lease are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

                               (End of Article I)

                                   ARTICLE II

                                LEASE OF PROJECT


               Section 2.1. LEASE; LEASE TERM; POSSESSION AND USE. Upon and subject to the provisions herein set forth, the Lessor does hereby lease to the Lessee, and the Lessee does hereby lease from the Lessor, the Project for the Lease Term. Possession of the Project shall be delivered by the Lessor and accepted by the Lessee on the Completion Date or such earlier date as may be requested by the Lessee, provided that in such case Lessee hereby agrees to comply with all requirements of this Lease, the Project Service Agreement and the Indenture as if the Completion Date had occurred. From and after the commencement of the Lease Term, the Lessee and its agents and independent contractors shall have the right to enter upon the Project Site for purposes of inspection and taking actions in accordance with this Lease to (i) determine that acquisition, construction, improvement, furnishing, equipping and development of the Project is being made in accordance with the Project Service Agreement and the Plans and Specifications and (ii) prepare to occupy and use the Project. Upon delivery of possession and during the Lease Term, the Lessee shall have the right to use the Project for the Project Purposes.

               Section 2.2. GROUND LEASE. The Lessee hereby approves the Ground Lease (for purposes of this Section 2.2, the term Ground Lease shall refer collectively to both the Ground Lease and to the Easement Agreement), and all commitments of the Ground Lessor thereunder, acknowledges all rights of the Ground Lessor and the Ground Lessee under the Ground Lease, and all obligations of the Ground Lessor and the Ground Lessee under the Ground Lease, and, for itself and its successors and assigns and any permitted sublessees, covenants and agrees, (a) to the extent set forth in the Ground Lease, to abide by all covenants and agreements set forth therein with respect to the Ground Lessor or the Lessee, (b) subject to the express provisions of this Lease (i) to not impair the ability of the Lessor or any Permitted Leasehold Mortgagee to satisfy the obligations of the Ground Lessee under the Ground Lease and (ii) to not impede the Ground Lessee in the exercise of its rights under the Ground Lease, and (c) to comply, in the name of and for and on behalf of the Ground Lessee, with all covenants and agreements of the Ground Lessee in the Ground Lease other than those obligations that, by the nature of such obligations, are personal to the Ground Lessee (unless the Lessee shall have acquired all interests of the Ground Lessee in and to the Project Site).

               Section 2.3. REPRESENTATIONS OF THE LESSOR. The Lessor represents that: (a) it is duly organized and validly existing under the laws of the State;
(b) it has duly accomplished all conditions necessary to be accomplished by it prior to execution and delivery of this Lease and the Project Service Agreement;
(c) it is not in violation of or in conflict with any provisions of the laws of the State or any agreement or instrument to which the Lessor is a party or by which it is bound which would impair its ability to carry out its obligations contained in this Lease and the Project Service Agreement; (d) it is empowered to enter into the transactions contemplated by this Lease and the Project Service Agreement; (e) it has duly authorized the execution, delivery and performance of this Lease and the Project Service Agreement; and (f) it will do all things in its power in order to maintain its existence or assure the assumption of its obligations under the Project Service Agreement and this Lease by any successor public body.

               Section 2.4. REPRESENTATIONS OF THE LESSEE. The Lessee represents that:

                      (a) It is a corporation for profit organized and
               existing under the laws of the State.

                      (b) It has full corporate power and authority to execute,
               deliver and perform this Lease and to enter into and carry out the transactions contemplated by this Lease.

               That execution, delivery and performance, and such entering into and carrying out of those transactions, do not, and will not, violate any provision of law applicable to the Lessee or the Lessee's Articles of Incorporation or its Code of Regulations and do not, and will not, conflict with or result in a default under any agreement or instrument to which the Lessee is a party or by which it is bound, which would impair its ability to carry out its obligations contained in this Lease or resulting from those transactions. This Lease has, and to the extent required the transactions contemplated by this Lease have, by proper action, been duly authorized, and this Lease has been duly executed and delivered by the Lessee and all steps necessary have been taken to constitute this Lease a valid and binding obligation of the Lessee.

                      (c) The provision of financial assistance to be made
               available to it with respect to the Project, including the terms of this Lease and the commitments therefor made by the Lessor, have induced the Lessee to continue, within the boundaries of the Lessor, that business of the Lessee to be conducted by use of the Project and such business will preserve jobs and employment opportunities within the jurisdiction of the Lessor.

                      (d) It presently intends to use or operate the Project
               during the Lease Term in a manner consistent with the Project Purposes and knows of no reason why the Project will not be so operated. If, in the future, there is a cessation of that operation, it will use its best efforts to resume that operation or accomplish an alternative use by the Lessee or others which will be consistent with the Act and this Lease.

                      (e) In the event that, in accordance with Section 2.5 of
               this Lease, moneys in the Proceeds Account of the Project Fund are insufficient to complete the acquisition, construction, improvement, furnishing, equipping and development of the Project in accordance with the Plans and Specifications (including all costs and expenses referred to in Section 4.2 of the Project Service Agreement), the Lessee will, in accordance with Section
               2.5 of this Lease, provide to the Trustee, for deposit into the Corporation Account of the Project Fund, moneys which, together with those in the Proceeds Account, will be sufficient to complete acquisition, construction, improvement, furnishing, equipping and development of the Project in accordance with the Plans and Specifications (including all costs and expenses referred to in Section 4.2 of the Project Service Agreement). In addition, if the proceeds of the State Loan are not received by the Trustee within forty-five days after filing of the request of the Toledo-Lucas County Port Authority with the Director for which provision is made in Section 2.2(k) of the Project Service Agreement, the Lessee shall pay into the Project Fund the sum of $5,000,000.

               Section 2.5. LESSEE REQUIRED TO PAY COSTS IN EVENT PROCEEDS INSUFFICIENT. In the event that at any time or from time to time the moneys available from proceeds of the Project Bonds and the State Loan Note (all conditions for the disbursement of which under Section 4.2 of the Project Service Agreement have been satisfied) are not sufficient to pay in full the costs and expenses of the Project and related infrastructure requested by the Lessee to be paid therefrom, including all items set forth in Section 4.2 of the Project Service Agreement (the "Facilities Shortfall"), the Lessee covenants and agrees, for the benefit of the Lessor, the Lenders and the Holders and to fulfill the purposes for which the Project Bonds and the State Loan Note have been issued, to promptly pay the Facilities Shortfall to the Corporation Account. In furtherance thereof, the Lessee agrees that upon receipt of a written notice from the Lessor notifying the Lessee of a Facilities Shortfall, the Lessee will promptly provide to the Trustee moneys for deposit into the Corporation Account from any lawful source in an amount which is adequate to pay the Facilities Shortfall.
                                      -10-

               For purposes of the preceding paragraph, the moneys in the Proceeds Account shall include without limitation (i) the amount of investment income from the Proceeds Account and the Capitalized Interest Account estimated reasonably by the Authorized Authority Representative (as defined in the Project Service Agreement), which is to be deposited in the Proceeds Account for the respective relevant periods, and (ii) the proceeds deposited into the Proceeds Account of any Additional Bonds sold to finance completion of the Project Facilities.

               The Lessor does not make any representation or warranty, either express or implied, that the moneys from proceeds of the Project Bonds and the State Loan Note and which under the provisions of the Indenture and the Project Service Agreement will be available for payment of the costs of the acquisition, construction, improvement, furnishing, equipping and developing to be accomplished pursuant thereto, will be sufficient to pay all of the costs thereof or costs and expenses which will be incurred in connection therewith.

               The Lessee covenants and agrees that, if the Lessee should pay pursuant to this Section any portion of the costs of the acquisition, construction, improvement, furnishing, equipping and development of the Project, including any portion of the costs and expenses described in Section 4.2 of the Project Service Agreement, the Lessee will not be entitled to any reimbursement therefor from the Lessor, the Toledo-Lucas County Port Authority, the Lenders or the Holders, except pursuant to and in accordance with Section 4.2 of the Project Service Agreement, subject to the issuance of any Additional Bonds and the availability of proceeds from the same. The Lessee acknowledges that it will not be entitled in that event to any diminution in or abatement or postponement of any amounts payable pursuant to any covenant, agreement or other obligation under the Project Service Agreement or this Lease.

                               (End of Article II)

                                   ARTICLE III

                     RENTAL PAYMENTS AND ADDITIONAL PAYMENTS


               Section 3.1. RENTAL PAYMENTS. The Lessee shall make Rental Payments to the Lessor, whether or not construction of the Project has been completed, on or before each Rental Payment Date in immediately available funds commencing with the last business day of December, 1997 in the respective amounts shown for each such month in Exhibit C hereto.

               Section 3.2. ADDITIONAL PAYMENTS. The Lessee agrees to make Additional Payments as follows:

                      (a) To the Lessor, payment for or reimbursement of any and all costs, expenses and liabilities incurred by the Lessor in satisfaction of any obligations of the Lessee hereunder not performed by the Lessee.

                      (b) To the Lessor, reimbursement for or prepayment of
               expenses paid or to be paid by the Lessor and incurred as a result of a request by the Lessee or in enforcing performance by or the obligations of the Lessee under this Lease.

               Section 3.3. PLACE OF PAYMENTS. The Lessee shall make all Rental Payments and Additional Payments directly to the Lessor at its principal office or at such other office for the delivery of such payments as the Lessee is given notice of in writing (at least five business days before the applicable payment is due) in accordance with Section 12.3 hereof.

               Section 3.4. OBLIGATIONS UNCONDITIONAL. The obligations of the Lessee to make Rental Payments, Additional Payments and any other payments required hereunder shall be absolute and unconditional and the Lessee shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense (other than the defense of indefeasible payment in full to the Lessor), set-off, recoupment or counterclaim which the Lessee may have or assert against the Lessor or any other Person. The Lessee (i) will not suspend or discontinue any such payments, (ii) will perform and observe all of its other agreements contained in this Lease and (iii) will not terminate this Lease except as expressly permitted hereby, for any cause including, without limitation, failure to complete the Project Facilities, failure of title to the Project or any portion thereof, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws or administrative rulings of or administrative actions by or under authority of the United States of America, the State or any political subdivision thereof or any failure of the Lessor, any Lender, any Holder or any other person to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Lease, the Project Service Agreement, the Ground Lease, the State Loan Agreement or otherwise. The obligations and liabilities of the Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including, without limitation: (i) any defect in the condition, quality or fitness for use of the Project or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Project or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Project or any part thereof; (iv) any defect in title to the Project or any encumbrance on such title; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lessor or Lessee or any action taken with respect to this Lease by any trustee or receiver of Lessor or Lessee, or by any court, in any such proceeding; (vii) any claim which Lessee has or might have against any Person, including, without limitation, Lessor, any Lender or any Holder; (viii) any failure on the part of Lessor or any other Person to perform or comply with any of the terms hereof or of any other agreement, including, without limitation, the State Loan Agreement; (ix) any invalidity or unenforceability or disaffirmance of this Lease or any provision hereof; or (x) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing; provided, however, that this provision does not represent a waiver of any claims that Lessee may have against Lessor, any Lender, any Holder or any other Person. This Lease shall be non-cancelable by Lessee other than through termination of the Lease pursuant to Article IX hereof and, to the extent permitted by law, Lessee waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Project Facilities, or to any diminution or reduction of Rental Payments or Additional Payments payable by Lessee hereunder. All payments by Lessee properly made hereunder as required hereby shall be final, and, except as provided herein, Lessee will not seek to recover any such payment or any part thereof from Lessor or any other person. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, Lessee will nonetheless pay an amount equal to each Rental Payment and any other amount payable by Lessee hereunder at the time and in the manner that such Rental Payment or other payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part. Nothing contained in this Section shall be construed to release the Lessor, the Lenders and the Holders from the performance of any of the agreements on the part of any of them contained in this Lease, and in the event the Lessor, the Lenders and the Holders should fail to perform any such agreement on the part of any of them, the Lessee may institute such action against the nonperforming party as the Lessee may deem necessary to compel performance or recover its damages for nonperformance so long as such action shall not be inconsistent with the agreements of the Lessee contained in the preceding sentences. The Lessee may, however, at its own cost and expense and in its own name or, to the extent lawful, in the name of the Lessor, prosecute or defend any action or proceeding or take any other action involving third Persons which the Lessee deems reasonably necessary in order to secure or protect its right of possession, occupancy and use hereunder, and in such event the Lessor hereby agrees to cooperate fully with the Lessee, but at the Lessee's expense, and to take all action necessary to effect the substitution of the Lessee for the Lessor in any such action or proceeding if the Lessee shall so request.

               Section 3.5. PAST DUE RENT, ADDITIONAL PAYMENTS AND RENTALS. If the Lessee fails to make any Rental Payment, Additional Payment or other payment hereunder, the item in default shall continue as an obligation of the Lessee until such payment shall have been fully paid. During the default period, the portion of any such Rental Payment, any Additional Payment or other payment in default shall bear interest at the Interest Rate for Advances until such amount (including all such interest) is paid.

               Section 3.6. ASSIGNMENT OF LEASE. The Lessee acknowledges that the Lessor has sold, assigned, transferred and conveyed all of its right, title and interest in and to this Lease, including the Rental Payments, to the Trustee. No subsequent assignment to any Person other than the Trustee may be made without prior written notice to the Lessee; provided, however, that upon occurrence and continuation of an Event of Default hereunder such an assignment may be made without prior written notice to the Lessee. The Lessee further acknowledges that, upon the execution and delivery of the Assignment of Lease, the Lessor, as assignor, will have neither any interest under this Lease, nor any obligations or rights with respect to this Lease, and all such interest, obligations and rights of the Lessor hereunder shall be vested irrevocably in the Trustee, as assignee.

               Section 3.7. NO ABATEMENT OF RENTAL PAYMENTS. Except as specifically provided in this Lease to the contrary, no action pursuant to any provision of this Lease shall abate in any way payment of Rental Payments or any Additional Payments payable hereunder.

                              (End of Article III)

                                   ARTICLE IV

                         LESSEE'S OWN PERSONAL PROPERTY


               Section 4.1. INSTALLATION OF THE LESSEE'S OWN PERSONAL PROPERTY. From time to time, in its sole discretion and at its own expense, the Lessee may, and may permit any of its licensees or sublessees to, install personal property on the Project Site or in the Project Facilities, including without limitation, personal property which becomes in whole or in part a fixture when installed. All personal property so installed shall remain the sole property of the Lessee or the licensee or sublessee, as the case may be, unless it is a fixture necessary to the structural integrity of the Project Facilities (other than a trade fixture) or is essential for the faithful and efficient administration, maintenance and operation of the Project Facilities, in which case such personal property shall become and be deemed to be property of the Lessor and part of the Project, and with that exception, the Lessor shall have no interest in that personal property. Any damage to the Project Facilities caused by the removal of the personal property or fixtures which remain the property of the Lessee shall be repaired by the Lessee at the Lessee's sole expense so as to restore the Project Facilities to their original condition, ordinary wear and tear excepted.

               The personal property which is the sole property of the Lessee or a licensee or sublessee may be modified or removed at any time, but without causing any damage to the Project, if there is then no Event of Default under this Lease, and if an Event of Default then exists, may be modified or removed if a certificate of the Authorized Lessee Representative has been delivered to the Lessor and the Trustee stating that such modification or removal will not prevent the Project from being operated or used for the Project Purposes.

               Nothing contained in this Lease shall prevent the Lessee or any of its licensees or sublessees from acquiring personal property (other than any personal property purchased pursuant to Section 2.5 hereof) under a lease or under a conditional sale, installment purchase or lease sale contract, or subject to a vendor's lien or security agreement, as security for the unpaid portion of the purchase price thereof or to prevent a vendor so secured from exercising its remedies; provided, however, that no lien or security interest shall attach to any part of the Project.

               The Lessee shall pay or cause to be paid, as they become due, the purchase price of, and all costs and expenses in connection with, the acquisition and installation of any personal property installed by the Lessee or any of its licensees or sublessees pursuant to this Section. The Lessee may, at its expense, in good faith contest those purchase prices, costs and expenses. In the event of a contest, the Lessee may permit the purchase prices, costs and expenses contested to remain unpaid during the period of the contest and any appeal unless the Lessor shall notify the Lessee that, in the reasonable opinion of Lessor, by nonpayment the interests of the Lessor or the Lessee in the Project Site or the Project Facilities will be materially endangered or the Project Site or the Project Facilities or any part of either or both will be subject to imminent loss or forfeiture, in which event those purchase prices, costs and expenses shall be paid promptly by the Lessee. The Lessor will cooperate fully with the Lessee, but at the Lessee's expense, in any such contest.

               From time to time, the Lessor shall execute and deliver such documents as the Lessee may properly and reasonably request to evidence that particular items of personal property installed on or removed from the Project pursuant to this Section, are not part of the Project for purposes of this Lease or that fixtures have been removed as provided in this Lease. In the event any removal of property pursuant to this Section causes damage to any portion of the Project, the Lessee shall restore the same or repair such damage.

               The Lessee shall execute and deliver such documents (if any) as the Lessor may properly and reasonably request in connection with any action taken by the Lessee in conformity with this Section. Any action taken by the Lessee pursuant to this Section shall not entitle the Lessee to any abatement or diminution of the Rental Payments or Additional Payments payable hereunder.

               Upon the termination of this Lease, any such personal property not removed from the Project Site by the Lessee pursuant to this Section 4.1 shall become the exclusive property of the Lessor.

                               (End of Article IV)

                                    ARTICLE V

                         MAINTENANCE AND USE OF PROJECT


               Section 5.1. COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS. The Lessee, at its expense, will promptly comply or cause compliance with all Legal Requirements and Insurance Requirements, and will procure, maintain and comply (or cause compliance) in all material respects with all permits, licenses and other authorizations required for any use of the Project or any part thereof then being made or anticipated to be made by the Lessee, and for the proper operation and maintenance of the Project or any part thereof during the Lease Term, and will comply in all material respects with any instruments of record as of the date of initial delivery of the Project Bonds in force and currently burdening the Project or any part thereof or hereafter approved in writing by the Lessee. The Lessee may, at its expense and after prior notice to the Lessor, contest by appropriate legal proceedings conducted in good faith and with due diligence any Legal Requirement and postpone compliance therewith pending the completion of such contest provided that such postponement does not, in the reasonable opinion of the Lessor, subject the Project, or any part thereof, to imminent loss or forfeiture or subject the Lessor to any criminal liability.

               Section 5.2.  MAINTENANCE AND USE OF PROJECT.

                      (a) Subject to Article VII hereof, the Lessee, at its
               expense, will keep or cause the Project to be kept in good repair, working order and condition (ordinary wear and tear excepted) and will make all necessary or appropriate repairs, replacements and renewals thereof, interior, exterior, structural and non-structural, ordinary and extraordinary and foreseen and unforeseen so that the Project can be used for the Project Purposes.

                      (b) The Lessee will not do, or permit to be done, any act
               or omission or thing which might materially impair the value or usefulness of the Project or any part thereof, will not commit or permit any material waste of the Project or any part thereof, and will not permit any unlawful occupation, business or trade to be conducted on the Project or any part thereof.

                      (c) The Lessee shall also, at its expense, promptly comply with all rights of way or use, privileges, franchises, servitudes, licenses, easements, tenements, hereditaments and appurtenances forming a part of the Project and all instruments creating or evidencing the same, in each case, to the extent that
               (i) compliance therewith is required of the Lessee under the terms thereof and (ii) the same are currently of record or subsequently approved in writing by the Lessee.

                      (d) The Lessee shall remove regularly all trash, litter
               and debris from the Project Site at the Lessee's expense and shall maintain the Project Site in a neat and safe manner.

                      (e) The Lessee agrees to permit the Lessor and its
               employees and agents to enter upon the Project at all reasonable times to inspect the same, but no such inspection shall unreasonably interfere with the Lessee's operation and use of the Project and such Persons shall strictly comply with all of Lessee's reasonable safety and security regulations, and no such inspection shall be conducted without reasonable prior notice and the failure of the Lessor to make any such inspection shall not impose any liability upon either for its failure to do so. The Lessee shall have the right to have its representative in attendance at any such inspection.

                      (f) The Lessee covenants and agrees to obtain and maintain within the Project Facilities all moveable equipment, furnishings and other personal property (including any personal property which upon installation becomes a fixture) acquired by the Lessor, or acquired pursuant to disbursement requests submitted pursuant to Section 4.2 of the Project Service Agreement, and any property acquired pursuant to this Article V as a substitution or replacement for any such property (collectively, "Lessor Personal Property"). The Lessee further covenants and agrees (notwithstanding clause (ii) of the first sentence of Section 5.4 hereof) to replace promptly any worn out or obsolete Lessor Personal Property with other personal property necessary to enable the Project to be used for the Project Purposes if the worn out or obsolete Lessor Personal Property is essential for the efficient or proper operation or maintenance of the Project Facilities for the Project Purposes in accordance herewith and as it is then being used (the "Essential Lessor Personal Property"). The Lessee further covenants and agrees that no Essential Lessor Personal Property will be removed or relocated without securing a replacement therefor. The Lessee further agrees that title to any Lessor Personal Property acquired in replacement of Lessor Personal Property pursuant to this Section, or in substitution therefor pursuant to Section 5.4 hereof, shall vest immediately in the Lessor and such personal property so acquired shall be and be considered for all purposes a part of the Project Facilities as if originally a part thereof. Without limiting the foregoing, the Lessee shall promptly upon such replacement or substitution deliver a bill of sale or other similar evidence of title to the Lessor, and Lessor shall promptly deliver to the Lessee a release of any interest in any Lessor Personal Property so replaced by the Lessee. Any action taken by the Lessee pursuant to this Section shall not entitle the Lessee to any abatement or diminution of the Rental Payments or any Additional Payments payable hereunder.

                      (g) The Lessee shall not discriminate against any person because of race, color, religion, sex or national origin.

               Section 5.3. ALTERATIONS, ADDITIONS AND IMPROVEMENTS. The Lessee may, in its discretion and at its expense, make from time to time any alterations, additions, or improvements to the Project which it may deem desirable for its business purposes provided that no such alterations, additions, or improvements shall adversely affect the structural integrity or strength of any improvements constituting a part of the Project Facilities, substantially reduce the value of the Project or materially interfere with the use and operation thereof as a copper beryllium alloy expansion facility. All alterations, additions, and improvements so made to the Project Facilities by the Lessee shall become and be deemed to be the property of Lessor and constitute a part of the Project. At the end of the Lease Term the Lessee shall have no obligation, but may, in its discretion and at its expense, remove any such alteration, addition or improvement, provided that upon such removal the Lessee is required to restore or repair the Premises. Any free standing buildings or other free standing structures erected and paid for by the Lessee shall be the property of the Lessee but shall be removed at the Lessee's expense at the expiration or termination of the Lease Term unless the Lessor shall have agreed to accept such buildings or structures in which event they need not be removed and shall become property of the Lessor at the conclusion of the Lease Term.

               Section 5.4. REMOVALS AND SUBSTITUTIONS. Subject to the requirements of Section 5.2(f) hereof with respect to Essential Lessor Personal Property, in any instance where the Lessee, in its reasonable discretion, determines that any item of Lessor Personal Property shall have become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary or should otherwise be replaced, the Lessee may remove such items; provided, that such removal (taking into account any substitutions) shall not impair the operation of the Project and that any damage caused to any portion of the Project as a result of such removal is restored or repaired at Lessee's sole cost; and provided, further, that the Lessee (i) substitutes and installs other items of property necessary to enable the Project to be used for the Project Purposes (but not necessarily having the same function in the operation of the Project), which such substituted property shall be free from liens and encumbrances and shall be the property of Lessor and become part of the Project, without taking account of personal property previously designated to be the property of Lessor as Lessor Personal Property as required by Section 5.2 or 5.4 hereof, or (ii) in the case of removal of property without substitution, promptly pays to the Lessor an amount equal to (A) if the removed property is sold or scrapped, the proceeds of such sale or the scrap value thereof, (B) if the removed property is used as a trade-in for property not to be installed as part of the Project, the trade-in credit received by the Lessee, or (C) in the case of the retention of such removed property by the Lessee for use at locations other than at the Project, the Fair Market Value, less the Excess Value (as defined below), of such property. If, prior to or concurrently with any such removal, the Lessee shall have acquired and installed personal property with its own funds which has become a part of the Project Facilities, the Lessee may credit the amount so spent, or, if such property was acquired more than six (6) months prior to the date on which the credit is to be made, the Fair Market Value of such property, against the requirement that it either substitute other property or make payment under this Section on account of such removal, provided that such previously acquired and installed property meets the requirements for substituted property under clause (i) of the next preceding sentence of this Section. "Excess Value" shall mean the amount by which the then Fair Market Value of replacement Lessor Personal Property exceeds the Fair Market Value of replaced Lessor Personal Property at the time of its replacement. The Authorized Lessee Representative shall promptly report to the Lessor each such removal, substitution, sale or other disposition, shall take such actions as are required to vest title to any such replacement or substitution property (including any property substituted pursuant to the next preceding sentence) in the Lessor, and shall cause Lessee to pay to the Lessor such amounts as are required by the provisions of clause
(ii) of the second preceding sentence of this Section (but after taking into account any credits available pursuant to the next preceding sentence) to be paid to the Lessor promptly after the sale, trade-in or other disposition requiring such payment; provided, however, that no such payment need be made until the amount to be paid to the Lessor on account of all such sales, trade-ins or other dispositions not previously paid aggregates at least $100,000. Except as otherwise provided in the Indenture, any amounts so paid shall be made available to the Lessee for use for, alterations, additions or improvements to the Project, or the acquisition and installation of personal property within the Project Facilities, which alterations, additions, improvements or personal property shall be the property of Lessor and become a part of the Project for all purposes of this Lease, and the Lessee shall promptly deliver to the Lessor a bill of sale or other appropriate evidence of title thereto. Upon the request of the Lessee, the Lessor shall promptly execute and deliver to the Lessee appropriate instruments releasing any property removed pursuant to this Section from the Project and this Lease.

               Section 5.5. INDEMNIFICATION. Except as otherwise expressly provided herein, in order to induce the Lessor to undertake the duties, obligations and responsibilities set forth herein, the Lessee releases the Lessor from, agrees that the Lessor shall not be liable for, and indemnifies the Lessor against, all liabilities, obligations, damages, costs and expenses (including, without limitation, reasonable attorney's fees and expenses except as may be limited by law or judicial decision or order) imposed upon, incurred or asserted against the Lessor without negligence or bad faith on the part of the Lessor on account of: (a) ownership of any interest in the Project; (b) any loss or damage to property or any accident or injury to or disease, sickness or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to activities pursuant to Sections 4.1, 5.3 and 5.4 of this Lease or the maintenance, operation and use of the Project or any part thereof or the adjoining sidewalks, curbs, vaults and vault space, if any, streets, alleys or ways; (c) any use, disuse or condition of the Project or any part thereof or the adjoining sidewalks, curbs, vaults and vault space, streets, alleys or ways, or arising from any act or failure to act by the Lessee, or any of its agents, contractors, servants, employees, sublessees or licensees; (d) any failure of compliance of Lessee, its agents or the independent contractors of the Lessee or any agents or independent contractors of the Lessor under the Construction
Contract, with the provisions of Section 4115.05, any other applicable provision of the Ohio Revised Code or any other applicable provision of State or federal law; (e) without limitation on the provisions of Section 5.6 hereof, all loss or expense arising out of the existence in, on or about the Project of Hazardous Substances or relating to beryllium or beryllium alloys, whether arising prior to or during the Lease Term and regardless of whether the same arise out of the release by the Lessee of such materials, and including without limitation civil and criminal fines and penalties (whether arising or existing during or prior to the Lease Term), and (f) any action or proceeding brought with respect to the matters set forth in (a), (b), (c), (d) and (e) above. The Lessee shall notify the Lessor in a timely manner of any knowledge it may receive of any loss or expense under clause (e) of the next preceding sentence.

               The Lessee agrees to indemnify the Lessor for and to hold it harmless against all liabilities, costs and expenses incurred without negligence or bad faith on the part of the Lessor on account of any action taken or omitted to be taken by the Lessor in accordance with the terms of this Lease or any related instruments or any action taken at the request of or with the consent of the Lessee, including the costs and expenses of the Lessor in defending itself against any such claim, action or proceeding brought in connection with the exercise or performance of any of its powers or duties under this Lease or any related instrument.

               The Lessee agrees to indemnify the Lessor for and to hold it harmless against all liabilities, costs and expenses incurred without negligence or bad faith on its part arising from the issuance, sale, trading or redemption or purchase of the Bonds, or performance by the Lessor of its obligations under the Indenture with respect to, the Project Bonds, and the provision by the Lessee of any information or certification furnished in connection therewith concerning the Project Bonds, the Project or the Lessee.

               In case any action or proceeding is brought against the Lessor in respect of which indemnity may be sought hereunder, the Lessor promptly shall give written notice of that action or proceeding to the Lessee, and the Lessee upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure to give that notice shall not relieve the Lessee from any of its obligations under this Section except to the extent that such failure prejudices the defense of the action or proceeding by the Lessee or otherwise results in an increase in the amount to be indemnified. At its own expense, an indemnified party may employ separate counsel and participate in the defense. The Lessee shall not be liable for any settlement made without its consent.

               The indemnifications set forth above are intended to and shall include the indemnification of all affected officials, directors, officers and employees of the Lessor. Those indemnifications are intended to and shall be enforceable to the full extent permitted by law and shall survive the termination or expiration of this Lease.

               Section 5.6. ENVIRONMENTAL MATTERS. (a) Throughout the Lease Term, the Lessee or its employees, contractors or agents shall:

                    (i) not place or permit to be placed any Hazardous Substances at the Project except as not prohibited by applicable law or appropriate governmental authorities;

                    (ii) forthwith upon receipt by the Lessee of written notice of the occurrence of any material violation of any Environmental Law in connection with the ownership, occupancy or use of the Project, or the receipt by the Lessee of any citation, notice of investigation, fine or other assessment in connection therewith, report or other communication from any governmental authority with respect to any violation or alleged violation of any Environmental Law, deliver written notice thereof to the Lessor describing the same and any steps being taken by the Lessee with respect thereto.

                    (iii) In the event that it obtains, gives or receives written notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances or beryllium or beryllium alloys at the Project Site (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any written notice of violation, request for information or notification that it is potentially responsible for investigations or cleanup of environmental conditions at the Project or any demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Project Site or the Lessor's or the Lessee's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the State or the United States Environmental Protection Agency (any such person or entity hereinafter the "Agency"), then the Lessee shall, within thirty (30) business days, give written notice of same to the Lessor detailing facts and circumstances of which the Lessee is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is not intended to create nor shall it create any obligation upon the Lessor with respect thereto. The Lessee shall promptly forward to the Lessor copies of all documents and reports concerning a Hazardous Discharge at the Project that the Lessee is required to file under any Environmental Laws.

                    (iv) respond in a timely manner to any Hazardous Discharge or Environmental Complaint to avoid subjecting the Project to any lien. If the Lessee shall fail to respond in a timely manner to any Hazardous Discharge or Environmental Complaint or the Lessee shall fail to comply in all material respects with any of the requirements of any Environmental Laws, the Lessor may, but without the obligation to do so, for the sole purpose of protecting the Lessor's interest in the Project: (A) give such notices or (B) after notice of intent to the Lessee to enter, enter onto the Project (or authorize third parties to enter onto the Project) and take such actions as the Lessor (or such third parties as directed by the Lessor) deems reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint.

                    (v) to the full extent permitted by law, defend and
             indemnify the Lessor, and hold the Lessor harmless, from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including reasonable attorney's fees, suffered or reasonably incurred by the Lessor under or on account of any Environmental Laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances or beryllium or beryllium alloys affecting the Project, whether or not the same originates or emerges from the Project or any contiguous real estate, except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of the Lessor. The Lessee's obligations under this Section shall arise upon the discovery by the Lessee of any Hazardous Discharge or the presence of any Hazardous Substances or beryllium or beryllium alloys at the Project Site causing this paragraph to be applicable, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances or beryllium or beryllium alloys.

             Section 5.7. PERFORMANCE BY LESSOR OF LESSEE'S REQUIREMENTS. If the Lessee shall fail to do or perform any act or thing required to be done by it under the terms of this Lease, the Lessor may, at its sole option, after reasonable written notice to the Lessee with respect thereto and reasonable opportunity afforded to the Lessee to do and perform the same, itself or by its employees, enter the Project and do and perform the same on the Lessee's behalf and at the Lessee's cost and expense; and the Lessee shall, forthwith upon receipt of notice of the amount of such cost and expense, pay the same to the Lessor as Additional Payments under Section 3.2, together with interest thereon at the Interest Rate for Advances, from the date of each payment by the Lessor to the date of repayment (including such interest) by the Lessee.

                               (End of Article V)

                                   ARTICLE VI

                      TAXES, MECHANICS' LIENS AND INSURANCE


             Section 6.1. TAXES, OTHER GOVERNMENTAL CHARGES AND UTILITY CHARGES. This is a net lease and, in addition to paying the Rental Payments and Additional Payments hereunder, except to the extent that certain costs are paid pursuant to Section 4.2 of the Project Service Agreement, Lessee shall be responsible for and shall pay any and all expenses of owning, operating, maintaining and repairing the Project incurred from and after the date hereof until the expiration of the Lease Term and any and all other costs, charges, assessments, expenses and taxes of every kind and character, ordinary or extraordinary, arising out of or incurred in connection with the use or occupancy of the Project or the execution, delivery and performance by Lessee of this Lease, whether or not such cost, charge, assessment, expense or tax is expressly referred to herein, so as to allow the Lessor to receive the Rental Payments as net rent. Without limiting the generality of the foregoing, the Lessee shall pay, as the same respectively become due, all taxes, assessments, whether general or special, and governmental charges of any kind whatsoever that may at any time during the Lease Term be lawfully assessed or levied against or with respect to the Project (including, without limitation, any taxes levied upon or with respect to the revenues, income or profits of the Lessee from the Project) which, if not paid, may become or be made a lien on the Project or any part thereof, or a charge on such revenues, income and profits therefrom, and all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project during the Lease Term; provided, that with respect to special assessments or other governmental charges that lawfully may be paid in installments over a period of years, the Lessee shall be obligated to pay only such installments as are required to be paid during the Lease Term.

             The Lessee may, at its expense, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, during the period of such contest and any appeal therefrom, may permit the taxes, assessments or other charges so contested to remain unpaid unless the Lessor shall notify the Lessee that, in the reasonable opinion of the Lessor, by nonpayment of any such items the Project or any part of the Project will be materially affected or the Project or any part thereof will be subject to imminent loss or forfeiture, in which event such taxes, assessments or charges shall be paid or provisions for payment by deposit or bonding shall be made promptly by the Lessee.

             Section 6.2. MECHANICS' AND OTHER LIENS. The Lessee shall not suffer or permit any mechanics' or other liens to be filed or exist (i) against the Project, nor (ii) against any account or fund in which Rental Payments, Additional Payments or proceeds of the Project Debt are deposited, by reason of work, labor, services or materials supplied or claimed to have been supplied to, for, or in connection with the Project or to the Lessee or anyone holding the Project or any part thereof through or under the Lessee, or otherwise; provided, however, that if any such liens shall at any time be filed, the Lessee shall, within ninety days after notice of the filing thereof but subject to the right to contest hereinafter set forth, cause the same to be discharged of record by payment, deposit, bonding, order of a court of competent jurisdiction or otherwise. The Lessee shall have the right, but at its own cost and expense, to contest the validity or the amount of any such lien by appropriate proceedings timely instituted, unless the Lessor shall notify the Lessee that, in the reasonable opinion of the Lessor, by nonpayment of any such items any part of the Project or moneys in such an account or fund will be subject to imminent loss or forfeiture, in which event the Lessee shall promptly cause such lien to be discharged as aforesaid or, in the case of a mechanics' or other lien filed against the Project, provisions reasonably satisfactory to the Lessor and the Lenders for payment by deposit or bonding shall be made promptly by the Lessee. Lessor will cooperate fully with the Lessee, but at the Lessee's expense, in any such contest (except as any such lien is asserted by the Lessor in which event the Lessee shall have the right to contest such lien as if it were the owner of the Project). If the Lessee shall fail to cause such lien to be discharged, or to contest the validity or amount thereof, within the period aforesaid, then, in addition to any other right or remedy of the Lessor, the Lessor may, but shall not be obligated to, discharge the same by deposit or by bonding following written notice to the Lessee of Lessor's intention to take such action.

             Section 6.3. INSURANCE. The Lessee shall keep the Project Facilities continuously insured in the amount and with the coverage of the Required Property Insurance Coverage and shall keep and maintain, with respect to the Project, Required Public Liability Insurance Coverage, provided, that through the Completion Date, the Lessee shall provide all-risk builders risk insurance covering the then insurable value of the Project. Subject to the next paragraph of this section, such insurance shall name the Lessor, the Lenders, the Ground Lessee (if the Ground Lessee is other than the Lessor), the Ground Lessor (and any Permitted Leasehold Mortgagees) and Significant Holders (as defined in the Indenture) as, with respect to Public Liability Required Insurance Coverage, additional insureds and, with respect to Required Property Insurance Coverage, the Lessor, the Lessee and the Trustee as loss payees, as their respective interests may appear consistent with Section 7.2 hereof, and shall be obtained and maintained by means of policies with generally recognized, responsible insurance companies qualified to do business in the State, in conjunction with other companies through an insurance trust or other arrangements reasonably satisfactory to the Lessor. The insurance to be provided may be by blanket policies. Each policy of insurance shall be written so as not to be subject to cancellation or substantial modification without not less than thirty days' advance written notice to the Lessor, the Ground Lessor, the Ground Lessee and the Lenders. The Lessee shall deposit with the Lessor certificates or other evidence reasonably satisfactory to the Lessor that the insurance required hereby has been obtained and is in full force and effect and, at least 30 days prior to the expiration of any such insurance, the Lessee shall furnish the Lessor with evidence reasonably satisfactory to the Lessor that such insurance has been renewed or replaced.

             All policies providing the Required Property Insurance Coverage shall contain a clause requiring all proceeds resulting from any claim for loss or damage, if the proceeds of such claim are in excess of $500,000 (increased on each January 1 by ten percent for each ten percent increase in the Consumer Price Index Increase not theretofore the subject of such increase), to be paid to the Lessor or its designee, and any Net Proceeds of insurance providing such coverage shall be paid and applied as provided in Section 7.2 hereof. The proceeds of insurance providing Required Public Liability Insurance Coverage shall be applied toward the extinguishment or satisfaction of the liability with respect to which such insurance proceeds have been paid.

             Section 6.4. WORKERS' COMPENSATION AND UNEMPLOYMENT COVERAGE. The Lessee shall maintain, or cause to be maintained in connection with the Project, the workers' compensation and unemployment coverages required of it by the applicable laws of the State.

             Section 6.5. WAIVER OF SUBROGATION. Notwithstanding any other provision of this Lease to the contrary, it is mutually agreed that the Lessor shall not be responsible for damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, vandalism or malicious mischief to the property of the Lessee and the Lessee shall not be responsible for damage to the property of the Lessor by the same perils as mentioned above regardless of the negligence of either party. The Lessee will cause each insurance carrier issuing any policy required by this Lease to waive all rights of subrogation against the Lessor, the Lenders and the Holders.

             Section 6.6. PAYMENT OF AMOUNTS NOT PAID BY LESSEE. If the Lessee fails to (i) pay taxes, assessments and other governmental or utility charges as required by Section 6.1 hereof, (ii) pay or discharge mechanics' or other liens as required by Section 6.2 hereof, (iii) maintain and keep in force the insurance required by Section 6.3 hereof or (iv) maintain required workers' compensation and unemployment coverage as required by Section 6.4 hereof, the Lessor may (but shall not be obligated to) advance funds to pay any such required charges or items after ten business days' prior written notice to the Lessee. Any funds so advanced shall be payable by the Lessee on demand as Additional Payments pursuant to Section 3.2 hereof and shall bear interest from the date of advancement to the date the Lessor is repaid (including such interest) at the Interest Rate for Advances.

                               (End of Article VI)

                                   ARTICLE VII

                      DAMAGE, DESTRUCTION AND CONDEMNATION


             Section 7.1. DAMAGE TO OR DESTRUCTION OF PROJECT. In case of any damage to or destruction of the Project Facilities or any part thereof, the Lessee will promptly give or cause to be given written notice thereof to the Lessor, the Ground Lessor, any Permitted Leasehold Mortgagees and the Lenders generally describing the nature and extent of such damage or destruction. Unless such damage or destruction is such that the Lessee shall have certified that it will prepay all remaining Rental Payments by paying the Discounted Rent and terminate this Lease in accordance with Article IX hereof, there shall be no abatement or diminution of Rental Payments and the Lessee shall, whether or not the Net Proceeds of insurance, if any, received on account of such damage or destruction shall be sufficient for such purpose, promptly commence and complete, or cause to be commenced and completed, repair or restoration of the Project Facilities as nearly as practicable to the value, condition and character thereof existing immediately prior to such damage or destruction, with such changes or alterations, however, as the Lessee may deem necessary for proper operation of the Project and to which the Lessor has consented, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Lessee may under certain circumstances relating to damage or destruction terminate this Lease and/or acquire the Project as set forth in Article IX.

             Section 7.2. USE OF INSURANCE PROCEEDS. In connection with the repair or restoration of the Project Facilities pursuant to Section 7.1 hereof, Net Proceeds of Required Property Insurance Coverage not in excess of $500,000 (increased on each January 1 by ten percent for each ten percent increase in the Consumer Price Index Increase not theretofore the subject of such increase) shall be paid to the Lessee for application of as much as may be necessary for such repair and restoration. Any balance of the Net Proceeds remaining after payment of all costs of such repair, rebuilding or restoration shall be retained by the Lessee. If such Net Proceeds are in excess of $500,000 (increased on each January 1 by ten percent for each ten percent increase in the Consumer Price Index Increase not theretofore the subject of such an increase) the Net Proceeds shall be paid to and held by the Lessor or its designee, as described in the second paragraph of Section 6.3 hereof, in a separate insurance loss account, for application of as much as may be necessary of the Net Proceeds for the payment of the costs of repair, rebuilding or restoration, either on completion thereof or as the work progresses as directed by the Lessee or otherwise provided in the Indenture. Any balance of the Net Proceeds held by the Lessor or its designee remaining after payment of all costs of such repair, rebuilding or restoration shall, except as otherwise provided in the Indenture, be made available to Lessee in the event that such balance is less than $200,000, and shall be used by the Lessee for alterations, additions or improvements to the Project thereafter during the Lease Term in the event that such balance is $200,000 or more.

             If, in lieu of repair and restoration, the Lessee has certified that it will prepay all remaining Rental Payments by paying the Discounted Rent and terminate this Lease in accordance with Article IX hereof, any Net Proceeds received by the Lessor or its designee prior to such prepayment shall be credited against the Discounted Rent payable by the Lessee pursuant to this Lease, and after such prepayment, no further Rental Payments shall be due hereunder.

             Section 7.3. EMINENT DOMAIN. If title to or the temporary use of the Project, or any part thereof, shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the Lessee will promptly give or cause to be given written notice thereof to the Lessor, the Ground Lessor, any Permitted Leasehold Mortgagees, the Lenders and the Holders describing the nature and extent of such taking. Any Net Proceeds received from any award made in such eminent domain proceedings shall be paid to and held by or on behalf of the Lessor or its designee in a separate condemnation award account and, unless the taking is such that the Lessee shall have certified that it will prepay all remaining Rental Payments by paying the Discounted Rent and terminate this Lease in accordance with Article IX hereof, shall, except as otherwise provided in the Indenture, be made available to Lessee to be applied in one of the following ways:

                    (a) The restoration of the Project Facilities to substantially the same condition as existing prior to the exercise of the power of eminent domain;

                    (b) The acquisition by construction or otherwise of other
             improvements acceptable to the Lessor and suitable for the Lessee's operations on the Project Site (which improvements shall be deemed property of the Lessor and a part of the Project).

The balance of any net Proceeds remaining after application to (a) and (b) above shall, except as otherwise provided in the Indenture, be made available to the Lessee for alterations, additions and improvements to the Project thereafter during the Lease Term.

             If the Lessee shall have certified that it will prepay all remaining Rental Payments by paying the Discounted Rent and terminate this Lease in accordance with Article IX hereof, any Net Proceeds received from any award made in such eminent domain proceeding shall be credited against the Discounted Rent payable by the Lessee pursuant to this Lease, and after such prepayment no further Rental Payments shall be due hereunder. If the Lessee shall not have so certified, there shall be no abatement or diminution of Rental Payments.

             Section 7.4. INVESTMENT AND DISBURSEMENT OF NET PROCEEDS. All moneys received by or on behalf of the Lessor or its designee constituting Net Proceeds may, pending application, be invested and shall, to the extent to be used for repair, rebuilding, improvement, restoration, acquisition or construction, be disbursed as provided in or pursuant to the Indenture and the Project Service Agreement for the investment and disbursement of moneys in the Proceeds Account of the Project Fund created under the Indenture.

             Section 7.5. LESSEE'S OWN PERSONAL PROPERTY. The Lessee or any permitted assignee or sublessee of the Lessee shall be entitled to the net proceeds of any insurance claims or eminent domain award for damage or destruction or taking of its personal property.

                              (End of Article VII)

                                  ARTICLE VIII

                     FURTHER REPRESENTATIONS AND AGREEMENTS
                             RESPECTING THE PROJECT


             Section 8.1. RIGHT OF ACCESS. The Lessee agrees that inspections may be made as provided in Section 5.2 hereof. The Lessee further agrees that the Lessor, the Ground Lessor, any Permitted Leasehold Mortgagees, the Lenders and the Holders and their employees and agents shall be provided such access to the Project upon reasonable prior notice to the Lessee, as may be reasonably necessary to cause to be completed the Project Facilities and thereafter for the proper maintenance of the Project in the event of failure by the Lessee to perform any of its obligations. All inspections shall be made in strict compliance with Lessee's reasonable safety and security regulations.

             Section 8.2. LESSEE TO MAINTAIN ITS CORPORATE EXISTENCE; CONDITIONS UNDER WHICH EXCEPTIONS PERMITTED. The Lessee agrees that during the Lease Term it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; provided, that the Lessee may, without violating the agreement contained in this Section, consolidate with or merge into another corporation, or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another corporation all or substantially all of its assets as an entirety and thereafter dissolve, provided that if the surviving, resulting or transferee corporation, as the case may be, is other than the Lessee, such surviving, resulting or transferee corporation assumes in writing all of the obligations of the Lessee herein and either obtains the consent of the Lessor or has a net worth at least equal to that of the Lessee prior to dissolution, sale, consolidation or merger, and provided further that such consolidation, merger, sale or transfer does not violate or result in the violation of any provision of any other agreement with any Lender to which the Lessee is a party or of the Inducement Agreement as defined in
Section 10.1(g) hereof. Net worth shall be determined in accordance with generally accepted accounting principles consistently applied.

             If consolidation, merger or sale or other transfer is made as provided in this Section, the provisions of this Section shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section.

             Section 8.3. TITLE OF PROJECT SITE. Written evidence as to the status of title to the Project Site as of the date of delivery of this Lease has been made available to the Lessee and the Lessor. The Lessee and the Lessor agree that such title is satisfactory and that all defects in and liens and encumbrances on such title, as set forth in such evidence as exclusions from coverage and exceptions, do not materially impair the Lessee's use or the value of the Project Site.

             Section 8.4. NO WARRANTY OF CONDITION OR SUITABILITY. The Lessor does not make any warranty, either express or implied, as to the suitability or utilization of the Project for the Project Purposes, or as to the condition of the Project or whether the Project is or will be suitable for the Lessee's purposes or needs. Lessor and Lessee agree that the Project is being leased to Lessee, and Lessee hereby accepts possession of the Project, "as-is, where-is, with all faults," with no right of set-off or reduction in the Rental Payments, and that such transaction shall be without representation or warranty of any kind or nature whatsoever by Lessor, or any officer, director, employee, agent or attorney of Lessor, or any other party related in any way to any of the foregoing (all of which parties are collectively referred to as the "Lessor Parties"), whether express, implied, statutory or otherwise, including, without limitation, title, warranty of income potential, operating expenses, uses, condition, merchantability, habitability, compliance with designs, specifications or legal requirements, absence of latent defects, or fitness for a particular purpose, and Lessor, for itself and each of the other Lessor Parties does hereby disclaim and renounce any such representation or warranty.

             Section 8.5. ANNUAL STATEMENT AND OTHER REPORTS. The Lessee (i) shall have an annual audit made by its regular independent certified public accountants and shall furnish a copy of such audit to the Lessor promptly upon its completion, but not later than one hundred twenty (120) days after the end of the Lessee's fiscal year, and (ii) shall prepare and furnish within sixty
(60) days after the end of each fiscal year of the Lessee to the Lessor a certificate of the Authorized Lessee Representative stating whether, to the best of its knowledge, the Lessee is in default under this Lease, and if it is, the nature of the default. The Lessee shall also furnish promptly to the Lessor a copy of all financial statements, reports, notices, proxy statements and registration statements which it sends to its shareholders generally or which it files with any securities exchange or the Securities and Exchange Commission or any successor agency. In the event the Lessee ceases to be an entity required to file periodic reports with a securities exchange or the Securities and Exchange Commission or any successor agency, the Lessee shall furnish to the Lessor the same information and at the same times as it would have furnished such information to a securities exchange or the Securities and Exchange Commission in financial statements, reports, notices, proxy statements and registration statements filed with that securities exchange or the Securities and Exchange Commission or any successor agency.

                              (End of Article VIII)

                                   ARTICLE IX

                              TERMINATION OF LEASE


             Section 9.1. OPTION TO TERMINATE ON PAYMENT OF RENTAL PAYMENTS. The Lessee shall have the option to terminate this Lease when payment of the Discounted Rent (as defined in Section 9.2 hereof but exclusive of clause (4) of that definition) shall have been made to the Lessor. Such option shall be exercised by the Lessee giving the Lessor and each of the Lenders notice of such termination and, upon such payments or, to the extent applicable, provision for payments, such termination shall forthwith become effective.

             Section 9.2. TERMINATION OF LEASE ON SUBSTANTIAL CASUALTY OR CONDEMNATION. If the Project shall have been damaged or destroyed, or title to or the temporary use of all or substantially all of the Project shall have been taken under the exercise of the power of eminent domain by any governmental authority, or other Person acting under governmental authority, to such an extent that, in the opinion of the Board of Directors of the Lessee, it is not economically feasible to repair, rebuild, restore or replace the Project to substantially the condition thereof immediately preceding the damage, destruction or taking (because for example, without limitation, of the occurrence of an uninsurable casualty), then, within 90 days following the date on which the event authorizing that exercise occurred (the date of the occurrence of any damage or destruction or the date of entry of a final order in any eminent domain proceeding), the Authorized Lessee Representative shall provide the Lessor with a copy of the action of the Board of Directors making such determination and with its certification that (i) it will prepay all of the remaining Rental Payments by paying the Discounted Rent on the date required as set forth below, (ii) upon such payment it will terminate this Lease and (iii) the Lessee has irrevocably taken such steps as are necessary under the Project Service Agreement to terminate the Project Service Agreement, in accordance with its terms, on or prior to such date. Copies of those certificates shall be provided to the Lenders. In the event that such certification is given, such certifications shall be irrevocable and the Lessee shall pay the Discounted Rent (less any amounts on deposit with the Lessor or its designee and available therefor pursuant to Article VII hereof, including without limitation, the Net Proceeds of Required Property Insurance Coverage or Net Proceeds of any eminent domain or similar payments) to the Lessor on or prior to the business day preceding the next Interest Payment Date (as defined in the Indenture) occurring at least 35 days after delivery of the certification (and all copies thereof) pursuant to the preceding two sentences, which date shall be specified in the certification of the Authorized Lessee Representative. The Discounted Rent is irrevocably agreed and acknowledged by the parties to be the sum of the following amounts (collectively being the "Discounted Rent" as used and defined herein):

                    (1) an amount of money which will be sufficient pursuant to the Indenture to pay all outstanding principal of and premium with respect to the Bonds and to pay any accrued, but unpaid interest on the Bonds to such Interest Payment Date; and

                    (2) an amount of money which will be sufficient to pay all outstanding principal of the State Loan Note plus any interest and service charges accrued, but unpaid, along with any premium on the State Loan Note, to such Interest Payment Date; and

                    (3) an amount of money (or provision therefor satisfactory to the Lessor) equal to the Additional Payments and other amounts payable hereunder accrued and to accrue to such Interest Payment Date; and

                    (4) an amount of money sufficient to raze the damaged
             structures
               and level and seed the sites of such structures, which amount shall be placed in a segregated account to be so used solely for such purpose.

In the event the Net Proceeds of Required Property Insurance Coverage or the Net Proceeds of any eminent domain or similar payments are received subsequent to the payment by the Lessee of the Discounted Rent, such Net Proceeds shall be paid to the Lessee.

             The mutual agreements contained in this Section 9.2 are independent of, and constitute an agreement separate and distinct from, any other provisions of this Lease and any other agreements between the Lessor and the Lessee and shall be unaffected by any fact or circumstance which might impair or be alleged to impair the validity of those other provisions. Upon acquisition of the Bonds and the State Loan Note by the Lessee, the Bonds, and the State Loan Note shall be surrendered for cancellation, this Lease shall be terminated (subject to survival of such provisions hereof as are intended to survive termination of this Lease), all right, title and interest of the Lessee or the Lessor in or to the Project will revert to and vest in the Lessor, as the fee owner of the Project Facilities and the Lessee shall terminate the Project Service Agreement.

             Section 9.3. OPTION TO PURCHASE LESSOR'S INTEREST IN PROJECT. The Lessee is hereby granted an option to purchase all interests of the Lessor in the Project upon the termination of the Lease Term pursuant to Section 9.1 or
9.2 of this Lease, or at the expiration of the Lease Term, in any such case, by payment to the Lessor of the following sums, as applicable.

             In the case of a termination pursuant to Section 9.1 of this Lease or at the expiration of the Lease Term, the Lessee shall pay to the Lessor the sum of

                    (x)    $100.00; and

                    (y) an amount of money which is the greater of (a) the Fair
             Market Value of the Project or (b) the amount required to retire in full the Bonds and the State Loan Note plus any interest and service charges accrued, but unpaid, along with any premium on the Bonds and the State Loan Note, to the specified purchase date.

             In the case of a termination pursuant to Section 9.2 of this Lease, the Lessee shall pay to the Lessor the sum of

                    (x)    $100.00; and

                    (y) the amount of money required to retire in full the Bonds and the State Loan Note plus any interest and service charges accrued, but unpaid, along with any premium on the Bonds and the State Loan Note, to the specified purchase date.

             In determining the Fair Market Value of the Project at the termination or expiration of the Lease Term, the Lessee shall obtain an M.A.I. appraisal of the Project acceptable to Lessor which will (i) reflect the fact that the Project Facilities constitute a special use building configured to fit special machinery and equipment and (ii) exclude the value of the Lessee's own machinery, equipment and personal property (including property affixed to the Project Facilities but which may be removed by the Lessee pursuant to the terms hereof) from the Fair Market Value of the Project.

             Any amount required to the paid by the Lessee pursuant to this
Section 9.3 in order to purchase all interests of the Lessor in the Project shall be reduced by the amount previously paid by the Lessee pursuant to either
Section 9.1 or Section 9.2 hereof as Discounted Rent (to the extent of clauses
(1) and (2) of that definition) in connection with the termination of the Lease.

             If the Lessee exercises its option to purchase in connection with its option pursuant to Section 9.2 of this Lease, it shall do so within the time and in the manner as is provided in that Section. If the Lessee exercises its option pursuant to this Section, the Lessee shall give written notice to the Lessor and the Lenders at least three months prior to the purchase date.

             Section 9.4. CONVEYANCE ON EXERCISE OF OPTION TO PURCHASE. Upon exercise by the Lessee of its option under Section 9.3 hereof and upon payment of all amounts payable by the Lessee in connection therewith, the Lessor will deliver, or cause to be delivered, to the Lessee such quitclaim deeds, bills of sale, instruments and other documents conveying to the Lessee all of the Lessor's interests in the Project, as the Project then exists, subject to

             (a) liens and encumbrances, if any, to which title to the Project was subject at the commencement of the Lease Term;

             (b) liens and other encumbrances created by the Lessee or to or in the creation or suffering of which the Lessee consented or acquiesced or in the creation of which it participated;

             (c) liens and other encumbrances for taxes, governmental charges or special assessments not then delinquent;

             (d) liens and other encumbrances resulting from the failure of the Lessee to observe or perform any of its covenants, agreements or obligations under this Lease; and

             (e) if the option under Section 9.3 hereof is exercised in connection with the exercise by the Lessee of its option under
             Section 9.2 hereof pursuant to the provisions of Section 9.2(a) hereof, the rights and title of the condemning authority.

             If the option under Section 9.3 hereof is exercised in connection with the exercise by Lessee of the option under Section 9.2 hereof pursuant to the provisions of paragraph (a) of that Section, the Lessee, upon payment of the option price to Lessor, shall be entitled to all insurance proceeds in connection with the damage or destruction or, at the Lessee's option, the Lessee shall be entitled to credit such net proceeds against the payment of the option price.

             No further action of the Legislative Authority shall be required to authorize or to effect the conveyance contemplated in this Section, and upon the payment by the Lessee of all amounts payable by the Lessee in connection therewith and upon satisfaction by the Lessee of all other requirements therefor, the Secretary, either alone or together with any other officer or officers deemed by the Secretary to be appropriate, is authorized and directed hereby to execute and deliver any instruments and documents necessary or advisable to effect the conveyance.

                               (End of Article IX)

                                    ARTICLE X

                                EVENTS OF DEFAULT


               Section 10.1. EVENTS OF DEFAULT. Each of the following shall be an "Event of Default":

                    (a) The Lessee shall fail (i) to pay in full any Rental
             Payment on or prior to any Rental Payment Date and such failure continues for a period of five (5) calendar days thereafter, or
             (ii) to pay in full the Discounted Rent on or prior to the date established for the payment thereof pursuant to Section 9.2 of this Lease or (iii) to maintain any of the insurance required by Section
             6.3 of this Lease or fail to maintain the required levels of insurance for a period of five (5) calendar days.

                    (b) The Lessee shall fail to make any payment, other than a
             Rental Payment or a payment of Discounted Rent, required to be made under this Lease, which failure shall continue for a period of 30 days after written notice (unless the Lessor shall agree in writing to an extension of such time prior to its expiration) specifying such failure and requesting that it be remedied, given by the Lessor to the Lessee.

                    (c) The Lessee shall fail to observe and perform any of its other covenants, conditions or agreements contained herein for a period of 60 days after written notice (unless the Lessor shall agree in writing to an extension of such time prior of its expiration) specifying such failure and requesting that it be remedied, given by the Lessor to the Lessee; provided, however, that if such failure is other than the payment of money and is of such a nature that it cannot be corrected within such 60 day period, then such failure shall not constitute an Event of Default so long as the Lessee notifies the Lessor of its intention to cure such failure as soon as possible after such 60 day period, institutes curative action within such 60 day period, diligently pursues such action to completion, and cures such failure within a reasonable period of time, not to exceed 120 days, after such 60 day period.

                    (d) Any representation or warranty by the Lessee contained in this Lease is false or misleading in any material respect.

                    (e) The Lessee shall: (A) (i) admit in writing its inability to pay its debts generally as they become due; or (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act; or (iii) make an assignment for the benefit of creditors; or (iv) consent to the appointment of a receiver for itself or of the whole or any substantial part of its property; or
             (B) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof; or
             (C) if a petition in bankruptcy is filed against it, be adjudicated a bankrupt, or have a court of competent jurisdiction enter an order or decree appointing, without the consent of the Lessee, a receiver or trustee for the Lessee or for the whole or substantially all of its property, or have a court of competent jurisdiction enter an order or decree approving a petition filed against it seeking reorganization or arrangement of the Lessee under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, if any such adjudication, order or decree under this clause (C) shall not be vacated or set aside or stayed within 90 days from the date of the entry thereof.

                    (f) The Lessee shall fail, within 90 days after the
             commencement of any proceeding against the Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, to have such proceeding dismissed, or, within 90 days after the appointment without the consent or acquiescence of the Lessee, of any trustee, receiver or liquidator of the Lessee or any material part of its properties, to have such appointment vacated, or the Lessee shall be adjudicated as a bankrupt or insolvent.

                    (g) An "Event of Default" as defined in the Inducement
             Agreement, dated as of the date hereof, between the Lessee and the original purchaser of the Project Bonds shall have occurred.

             Section 10.2. REMEDIES ON DEFAULT. Whenever an Event of Default shall have happened and be subsisting, any one or more of the following remedial steps may be taken:

                    (a) The Lessor may declare all Rental Payments, together
             with any Additional Payments and other amounts payable hereunder to be immediately due and payable, but only in an amount equal to the amount set forth in clauses (1) through (3) of Discounted Rent as defined in Section 9.2 hereof (determined as of the date of payment by the Lessee pursuant to this Section 10.2), whereupon, to the extent permitted by law, the same shall become immediately due and payable;

                    (b) The Lessor may re-enter and take possession of the
             Project without terminating the Lease and sublease the Project for the account of the Lessee, holding the Lessee liable for the difference between the rent and other amounts payable by such sublessee in such subleasing and the aggregate of the Rental Payments, Additional Payments and other amounts payable by the Lessee hereunder;

                    (c) The Lessor may terminate this Lease, exclude the Lessee from possession of the Project and lease the Project to another, but holding the Lessee liable for all Rental Payments, Additional Payments and other amounts payable hereunder up to the effective date of such leasing;

                    (d) The Lessor may have access to and inspect, examine and make copies of the books and records and any and all accounts, data and financial records of the Lessee, only, however, insofar as they pertain to the Project and only to the extent that such information is available;

                    (e) The Lessor may take whatever action at law or in equity may appear necessary or desirable to collect the Rental Payments, Additional Payments and other amounts then due and thereafter to become due, or to enforce performance and observance of any other obligation or agreement of the Lessee, under this Lease.

             After the termination of the Lease or of Lessee's right of possession, the Lessor shall, to the extent required under applicable law, use reasonable efforts to mitigate damages by reletting the Project, in whole or in part, either in its own name or as agent for the Lessee, for a term or terms, that at the Lessor's option, may be for the remainder of the then current Lease Term or for any longer or shorter period. The Lessor may waive and rescind any declaration made pursuant to subparagraph (a) of the first paragraph of this Section and waive and rescind the consequences of such declaration and of the Event of Default with respect to which such declaration has been made, provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

             The Lessor and the Lessee acknowledge that the Lessor has borrowed money in order to provide the moneys necessary to acquire, construct, improve, furnish, equip and develop the Project Facilities and that the Lessor, with the knowledge of the Lessee, has contractually obligated itself to use the Rental Payments to repay its borrowings and that an Event of Default under Section

10.1 hereof would eliminate future Rental Payments and the source to be used to repay the Lessor's borrowings. The Lessor and the Lessee agree that amounts paid pursuant to paragraph (a) of this Section are liquidated damages and not a penalty and will permit the Lessor to repay the borrowings that would have been repaid from Rental Payments during the Lease Term.

             The Lessor shall give prompt notice to each of the Lenders of an Event of Default under this Lease and of any waiver thereof and of any rescission of an acceleration.

             Section 10.3. NO REMEDY EXCLUSIVE. No remedy conferred or reserved by this Lease is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Lessor to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly required herein or by applicable law.

             Section 10.4. LESSEE TO PAY ATTORNEYS' FEES AND EXPENSES. If an Event of Default occurs and the Lessor, any Lender or any Holder employs attorneys or incurs other expenses for the enforcement of any obligation or agreement of the Lessee contained herein or in any other agreement relating to the Project or the Project Debt and to which the Lessee is a party, the Lessee shall, on demand therefor and to the extent permitted by law, reimburse the reasonable fees of such attorneys and such other expenses so incurred.

             Section 10.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained in this Lease should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                               (End of Article X)

                                   ARTICLE XI

                   ASSIGNMENT OF LEASE, SUBLEASING AND RELEASE
                             OF PORTIONS OF PROJECT


             Section 11.1. SUBLEASING BY LESSEE. The Project may be subleased in whole or in part, by the Lessee without the necessity of obtaining the consent of the Lessor; provided that if the Lessee and its subsidiaries are occupying and using less than 90 percent of the usable space of the Project Facilities, then ten business days prior to executing any sublease the Lessee shall provide notice to the Lessor specifying the name of the sublessee, the nature of its business, the use to be made of the subleased space, the number of persons anticipated to be employed in the subleased space, whether any hazardous or flammable materials will be located in the space and any remodeling that is to be accomplished to accommodate the sublessee; subject, however, to each of the following conditions:

                    (a) No subletting, including pursuant to the Sublease, shall relieve the Lessee from primary liability for any of its obligations hereunder, and in the event of any such subletting the Lessee shall continue to remain primarily and fully liable for the Rental Payments and Additional Payments and for performance and observance of the agreements on its part herein provided to be performed and observed by it.

                    (b) Any sublease from the Lessee must retain for the Lessee such rights and interests as will permit it fully to perform its obligations under this Lease.

                    (c) The Lessee shall, prior to the delivery thereof, furnish or cause to be furnished to the Lessor a true and complete copy of each such proposed sublease, together with, after delivery, a fully executed original counterpart of such sublease.

                    (d) Any sublease from the Lessee shall not materially impair fulfillment of the purposes of the Act to be accomplished by operation of the Project.

             Section 11.2. MORTGAGE AND ASSIGNMENT BY LESSOR. In accordance with applicable law, the Lessor may mortgage or grant an assignment of its leasehold interest in the Project Site, and may mortgage or grant a security interest in the Project Facilities as security for payment of any obligations of the Lessor issued to finance costs of the Project; provided, however, that each such mortgage, assignment or pledge shall be subordinate and subject to this Lease.

             So long as no default or Event of Default has occurred and is continuing under this Lease, upon (i) foreclosure by a Permitted Leasehold Mortgagee on the interests of the Lessor mortgaged or (ii) realization upon the Project Facilities by a party to which the Lessor has granted a security interest in such Project Facilities, any party to whom ownership of such interests mortgaged or of such Project Facilities shall be transferred (and any assigns of any such party) shall be required, as a condition to obtaining ownership of such interests mortgaged or of such Project Facilities, to be a legal entity with the characteristics set forth below:

                    (a) Such entity shall not, except as contemplated by the
             Permitted Leasehold Mortgages commingle its assets with the assets of the Lessor or any affiliate of the Lessor; and

                    (b) Such entity shall at all times maintain the following
             procedures to avoid or minimize any risk of substantive consolidation of such entity with the bankruptcy or reorganization of the Lessor: (i) maintain books and records and bank accounts separate from those of the Lessor; (ii) file separate tax returns except to the extent required or permitted by applicable law, rule or regulation; (iii) conduct business with the Lessor and affiliates of the Lessor on an arm's-length basis; (iv) observe trust (or similar organizational) formalities; and (v) hold such entity out to the public as a legal entity separate and distinct from the Lessor or any affiliate thereof; and

                    (c) The trust agreement (or by-laws or other similar
             organizational documents relating to the formation of such entity) shall incorporate the restrictions and covenants contained in this paragraph.

             As used in clauses (a) - (c) of this Section 11.2, "the Lessor" shall refer solely to the Toledo-Lucas County Port Authority.

             Section 11.3. RESTRICTIONS ON TRANSFER AND ENCUMBRANCE OF PROJECT BY THE LESSOR. The Lessor agrees that, so long as no Event of Default has occurred and is continuing under this Lease and except as otherwise provided in this Lease, it will not, directly or indirectly, sell, assign, transfer, convey, grant any easement or encumbrance or otherwise dispose of the Project or any portion thereof during the Lease Term, nor will it create or suffer to be created by, through and under it any debt, lien or charge thereon (except the lien or charge for taxes, governmental charges or special assessments) or make any pledge or assignment of or create any lien or encumbrance upon the rents, revenues and receipts derived from the sale, lease or other use or disposition of the Project, other than as provided in Section 11.2 hereof, or as a result of foreclosure by a Lender on the interest of Lessor mortgaged as described in
Section 11.2 or transfer in lieu of such foreclosure, or as approved by the Lessee.

             Section 11.4. RELEASE OF PROJECT. The Lessee hereby reserves the right and the Lessor hereby agrees, at any time and from time to time, to amend this Lease to effect the release of and removal from this Lease and the leasehold estate created hereby of any part of or interest in the Project and the conveyance or transfer for Fair Market Value of such part or interest to the Lessee or one of its subsidiaries or to a grantee so long as that grantee is approved in writing by the Lessee and the Lessor which approval shall not be unreasonably withheld or delayed; provided, that such amendment shall not be effective until and unless there are deposited with the Lessor the following:

                    (a)    An executed copy of said amendment.

                    (b) A certificate of the Authorized Lessee Representative
             (i) stating that to his knowledge no Event of Default exists and the Lessee is not in default under any of the provisions of this Lease, (ii) giving, if applicable, an adequate legal description of that portion of the Project to be released, (iii) stating the purpose for which the release is desired, (iv) stating that the improvements, if any, to be constructed upon that portion of the Project to be released are consistent with, or not inconsistent with, the purposes of the Act, (v) requesting such release and (vi) approving such amendment.

                    (c) Evidence of the authority of the officer of the Lessee who executed such amendment.

                    (d) A certificate of the President, a Vice President, the
             Treasurer or the Secretary of the Lessee or an opinion of counsel for the Lessee stating that, to the best of his or her knowledge after due inquiry, the Lessee is not in default under this Lease.

                    (e) A fully executed counterpart of the instrument conveying or transferring the interest proposed to be released.

                    (f) A certificate of an Engineer, reasonably acceptable to the Lessor, dated not more than sixty days prior to the date of the release and stating that, in the opinion of such Engineer, (i) the release of the portion of the Project so proposed to be released is necessary or desirable in order to benefit the Project, or such portion is not needed for the operation of the Project or such portion shall not materially adversely affect the operation of the Project, and (ii) the release so proposed to be made will not materially impair the usefulness of the Project as furthering the Project Purposes, and will not destroy or materially impair means of ingress to and egress from the Project.

                    (g) An appraisal from an appraiser satisfactory to the
             Lessee and the Lessor, establishing the Fair Market Value of that portion of the Project to be released.

             The Lessor shall execute and deliver such documents as the Lessee may properly request in order to effect any release pursuant to this Section. Any release pursuant to this Section may be made for the purpose of conveying the part or interests released to the Lessee.

             Section 11.5. GRANTING EASEMENTS. The Lessee may grant or release, as the case may be, those easements, licenses, rights-of-way or use (including without limitation, the dedication of public highways), party wall rights, rights of lateral support and other rights and privileges in the nature of easements with respect to the Project which may be lawful and which do not unreasonably interfere in the proper and efficient use and operation of the Project and do not materially impair the value of the Project. The Lessee covenants and agrees that it will deliver to the Lessor at least ten days prior to the effectiveness of the executed grant or release (a) a copy of the instrument of grant or release, and (b) a certificate of the Authorized Lessee Representative stating that in his opinion the grant or release (i) will not interfere with the proper and efficient use and operation of the Project for the Project Purposes and (ii) will not destroy or materially impair means of ingress to or egress from the Project or the Project Facilities.

             Section 11.6. NO ABATEMENT OR DIMINUTION OF PAYMENTS. No grant, release, removal or conveyance effected under any of the provisions of this Lease shall entitle the Lessee to any abatement or diminution of the Rental Payments or Additional Payments payable hereunder.

             Section 11.7. PAYMENT ON RELEASE OR CONVEYANCE. Any grant, release, removal or conveyance under Section 11.4 or 11.5 of this Lease shall be made only for consideration which is equal to or greater than the appraised value or which the Authorized Lessee Representative certifies, and the Lessor acknowledges, is a fair and adequate consideration. Any moneys received as such consideration shall be paid to the Lessor and used by the Lessor for, or made available to the Lessee (which shall promptly deliver a bill of sale or other similar evidence of title to the Lessor) for use for, capital alterations, additions or improvements to the Project or the acquisition of personal property for the Project (which capital alterations, additions or improvements and any such personal property shall become a part of the Project for all purposes of this Lease) thereafter during the Lease term.

             Section 11.8. LESSOR TO APPLY LEASE PAYMENTS TO DEBT AMORTIZATION DURING ANY EXTENSION OF LEASE TERM. In the event that Lessee extends the Lease Term pursuant to Section 12.16 of this Lease, Lessor agrees to apply Rental Payments received during that extension of the Lease Term first to the amortization of debt issued by the Toledo-Lucas County Port Authority to refinance the Project Debt in accordance with the provisions contained in any trust indenture, loan agreement or similar instrument entered into by the Port Authority in connection with that refinancing directing the application of Rental Payments to debt amortization, and then to any other lawful purpose of the Toledo-Lucas County Port Authority.

                               (End of Article XI)

                                   ARTICLE XII

                                  MISCELLANEOUS


             Section 12.1. QUIET ENJOYMENT. The Lessor covenants with the Lessee that, so long as the Lessee shall have paid all Rental Payments, Additional Payments and other payments due hereunder, as and when due, and performed and observed the other covenants and agreements on its part to be performed and observed hereunder, the Lessee shall and may peaceably and quietly have, hold and enjoy the Project without let or hindrance from any Person whatsoever; provided that from and after delivery of the Assignment of Lease, with respect to the Trustee, as assignee or its successors or assigns, such covenant to provide the peaceable and quiet enjoyment of the Project shall be limited to Persons claiming by, through or under the assignee.

             Section 12.2. SURRENDER OF PROJECT. Upon the termination or expiration of this Lease, the Lessee shall surrender peaceably and promptly possession of the Project, leaving same in good condition and repair (ordinary wear and tear excepted) and subject to damage, destruction and taking by eminent domain if the Lessee has elected to terminate this Lease pursuant to Section 9.2 of this Lease.

             Section 12.3. NOTICES. All notices, certificates, requests or other communications hereunder shall be by first-class mail, postage prepaid, courier service, delivery charges prepaid, facsimile transmission (if the sender's system can confirm receipt of the transmission), or delivery addressed to the appropriate Notice Address and deemed effective on receipt, with a duplicate copy of such notice to be provided to the Lessor which shall have requested such notices and provided a Notice Address to the Lessor and the Lessee. The Lessee, the Lessor, and any other person to receive notices as provided in the definitions of Notice Address may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

             Section 12.4. BINDING EFFECT. This Lease shall inure to the benefit of and shall be binding in accordance with its terms upon the Lessor, the Lessee and the Lenders and their respective successors and assigns. The Holders are third party beneficiaries of this Lease as to those provisions referring to the Holders.

             Section 12.5. AMENDMENTS, CHANGES AND MODIFICATIONS. This Lease may not be effectively amended, changed, modified, altered or terminated except in writing signed by both the Lessor and the Lessee.

             Section 12.6. EXECUTION COUNTERPARTS. This Lease may be executed in counterpart, and in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

             Section 12.7. SEVERABILITY. If any provision of this Lease, or any covenant, stipulation, obligation, agreement, act, or action, or part thereof made, assumed, entered into, or taken thereunder or any application thereof, is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other provision or any other covenant, stipulation, obligation, agreement, act or action or part thereof, made, assumed, entered into, or taken, each of which shall be construed and enforced as if such illegal or invalid portion were not contained herein. Nor shall such illegality or invalidity of any application thereof affect any legal and valid application thereof, and each such provision, covenant, stipulation, obligation, agreement, act, or action, or part shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

             Section 12.8. EXTENT OF COVENANTS; NO PERSONAL LIABILITY. All covenants, stipulations, obligations and agreements of the Lessor contained in this Lease shall be effective to the extent authorized and permitted by applicable law. No covenant, stipulation, obligation or agreement contained in this Lease shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future member, officer, agent or employee of the Lessor or the Lessee in other than his official capacity, and neither the members of the Legislative Authority or any director or other officer of the Lessor or the Lessee shall be subject to any personal liability or accountability by reason of the covenants, stipulations, obligations or agreements contained in this Lease or other instruments referred to herein.

             Section 12.9. CAPTIONS. The table of contents, captions and headings in this Lease are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Lease.

             Section 12.10. GOVERNING LAW. This Lease shall be governed exclusively by and construed in accordance with the laws of the State.

             Section 12.11. ESTOPPEL CERTIFICATE. Upon the written request of either the Lessor or the Lessee, as the case may be, the Lessor and the Lessee agree to deliver to the other a statement in writing and certified that this Lease is a true and exact copy of the lease between the parties, that there are no amendments thereto (or stating what amendments there may be and attaching copies thereof), that to the extent the same are true this Lease is in full force and effect, there are no offsets, defenses or counterclaims with respect to the payment of any obligations under the terms of this Lease or under the performance of any other terms, covenants and conditions thereof, that there are no defaults or if there are defaults, setting forth the nature of such defaults, the status of the Rental Payments and other payments due under the terms of this Lease and such other information reasonably requested by the Lessor or the Lessee. The Lessor and the Lessee agree to promptly supply the aforesaid instrument to the other party but no later than ten days after receipt of a written request therefor. The Lessor and the Lessee agree that any statement as aforesaid may be relied upon by any prospective purchaser, mortgagee, assignee, sublessee or any other Person concerning the Project.

             Section 12.12. RELATIONSHIP OF THE PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rental Payments or Additional Payments nor any other provision contained in this Lease, nor any acts of the parties to this Lease, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

             Section 12.13. ARBITRATION. If any controversy concerning the determination of Fair Market Value ("Controversy") shall arise under this Lease which is not resolved by the parties hereto, at the request of either of the parties hereto, and unless otherwise prohibited by law, such Controversy shall be determined in Cleveland, Ohio by three disinterested arbitrators, one of whom shall be chosen by the Lessor, one by the Lessee and a third by the two so chosen. The arbitrators shall as promptly as possible determine the Fair Market Value. The Lessee shall pay the fees and expenses of that arbitration. Each arbitrator shall be an M.A.I. appraiser and shall have at least 15 years experience in appraising industrial projects.

             The party hereto requesting arbitration, as aforesaid, shall give notice in writing to the other party of such desire, naming therein the arbitrator selected by it. In the event the other party shall fail, within a period of thirty business days after the giving of such notice, to notify the other in writing of the arbitrator selected by it, or in the event the two arbitrators chosen shall fail, within fifteen business days after their selection, to agree upon the third, then a judge of the Probate

Division of the Common Pleas Court of Lucas County, Ohio shall, on request of the party not in default, appoint, within fifteen days after such request, an arbitrator or arbitrators, to fill the place or places remaining vacant. If any arbitrator chosen pursuant to this paragraph shall die, resign or become incapable of acting as an arbitrator, a replacement shall be selected in the same manner as provided herein for the original selection of the arbitrator to be replaced.

             The Ohio rules of evidence and civil procedure shall apply to any arbitration hereunder. Each side shall be limited in its rights of discovery to discovery permitted by the arbitrators. The decision of any two of the arbitrators in conformity with the foregoing direction shall be final and conclusive upon the parties hereto. The decision of the arbitrators shall be in writing, signed in duplicate by any two of said arbitrators, and a copy shall be delivered to each of the parties hereto. Judgment upon such decision may be entered in any court of competent jurisdiction and shall be specifically enforceable to the full extent permitted by law.

             Except as hereinbefore in this Section provided, the rules of the American Arbitration Association (or of any successor thereto) shall apply to any arbitration proceeding hereunder.

             Section 12.14. OTHER AGREEMENTS. Nothing herein shall be construed nor is intended to limit or in any manner adversely affect the rights, privileges or remedies afforded to any mortgagee of the Lessor or any other Person under any other agreement executed in connection with the execution and delivery of this Lease and the Project Service Agreement or the issuance of the Bonds and the State Loan Note.

             Section 12.15. NO MERGER. The acquisition by Lessee or Lessor, or any other Person, of any greater or lesser estate in the Project or any portion thereof shall in no event result in a merger or extinguishment of the estate created hereby.

             Section 12.16. EXTENSION OF LEASE TERM. The Lessee is granted an option to extend the Lease Term for three (3) five (5) year periods with the first such period commencing May 1, 2011 (the "first extension"), the second May 1, 2016 (the "second extension") and the third May 1, 2021 (the "third extension"). To exercise the option to extend this Lease, the Lessee must notify the Lessor, not later than eighteen (18) months prior to the commencement of the period for which the option is exercised, that it is exercising the option and designating the period therein for which the option is exercised.

             The Rental Payments to be paid by the Lessee as rent for the Project during the first extension shall be such amounts as are agreed to between the parties or, in the event that no such agreement is reached, the Fair Market Value thereof at the time of such extension. In any event, however, the Rental Payments during the first extension shall be in amounts sufficient to amortize, through a refinancing by the Toledo-Lucas County Port Authority (the "Authority"), the (i) State Loan Note Balloon (as defined in Section 7(g) of the resolution adopted by the Board of the Authority on May 23, 1996) and (ii) reasonable costs of issuance relating to the refinancing, such refinancing to be repayable over five years in equal monthly installments of principal and interest and bearing interest at a Fair Market Interest Rate (but not to exceed a rate of 12% per year) plus an Authority fee of not to exceed $25,000 per year. As used herein, Fair Market Interest Rate means that rate of interest to be borne by the debt ("Debt") issued in connection with the refinancing referred to in the previous sentence which is determined by a reputable investment banking firm selected by the Authority and approved by the Lessee to be a fair market rate of interest for securities of comparable maturity and credit quality as the Debt.

             The Rental Payments to be paid by the Lessee as rent for the Project during the second and third extensions shall be such amounts as are agreed to between the parties or, in the event that no such agreement is reached, the Fair Market Value thereof at the time of such extensions.

                              (End of Article XII)

             IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease to be duly executed in their respective names, all as of the date hereinbefore written.


Signed and acknowledged in            TOLEDO-LUCAS COUNTY
  the presence of:                      PORT AUTHORITY


                                      By:
-------------------------               ---------------------------------
Name:                                     James H. Hartung, President


                                      And by:
-------------------------                    ----------------------------
Name:                                        Jerry J. Arkebauer, Secretary
(Witnesses as to Lessor)


Signed and acknowledged in            BRUSH WELLMAN INC.
  the presence of:


                                      By:
-------------------------               ---------------------------------
Name:                                    Carl Cramer, Chief Financial Officer


                                      And by:
-------------------------                    ----------------------------
Name:                                         Michael C. Hasychak, Treasurer

(Witnesses as to the Lessee)


                              Approved as to form:




                  ---------------------------------------------
                        Mary Frederick Coy, Staff Counsel
                       Toledo-Lucas County Port Authority

STATE OF OHIO    )
                 )    SS:
COUNTY OF LUCAS  )


               On this ______ day of October, 1996, before me a Notary Public in and for said County and State, personally appeared James H. Hartung and Jerry J. Arkebauer, President of, and Secretary of the Board of Directors of the Toledo-Lucas County Port Authority, respectively, and acknowledged the execution of the foregoing instrument as the duly authorized officers of said Port Authority on behalf of said Port Authority, and that the same is their voluntary act and deed as said officers of said Port Authority and the voluntary act and deed of said Port Authority.

               IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.


(SEAL)                                          -------------------------------
                                                        Notary Public

STATE OF OHIO      )
                   )    SS:
COUNTY OF CUYAHOGA )


               On this _______ day of October, 1996, before me a Notary Public in and for said County and State, personally appeared Carl Cramer and Michael C. Hasychak, Chief Financial Officer and Treasurer of Brush Wellman Inc., respectively, and acknowledged the execution of the foregoing instrument as the duly authorized officers for and on behalf of said Corporation and pursuant to authority granted by the Board of Directors of said Corporation, and that the same is their voluntary act and deed on behalf of said Corporation and the voluntary act and deed of said Corporation.

               IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.


(SEAL)                                            -----------------------------
                                                               Notary Public




               This instrument was prepared by:    Bruce P. Jones, Esq.
                                                   Squire, Sanders & Dempsey
                                                   4900 Key Tower
                                                   127 Public Square
                                                   Cleveland, Ohio  44114-1304

                                    EXHIBIT A

                               PROJECT FACILITIES
                               ------------------


               The improvements to be developed and constructed on the Project Site pursuant to a Design/Build Agreement for Project Facilities between The Toledo-Lucas County Port Authority and GEM Industrial, Inc. and the additional installation of equipment and improvements at the Project Site pursuant to the Construction and Installation Agreement by and between Brush Wellman Inc. and GEM Industrial, Inc., being generally an approximately 160,000 square foot facility to be used for metal processing and manufacturing

                                   EXHIBIT B-1

                              LEASED REAL PROPERTY
                              --------------------






                                      B1-1

                                   EXHIBIT B-2

                             EASEMENT REAL PROPERTY
                             ----------------------















                                      B2-1

                                    EXHIBIT C

                             RENTAL PAYMENT AMOUNTS


       Last Business
          Day of:                                        Payment Due
      --------------                                     ------------
      December, 1997                                      $119,936.27
      January, 1998                                        119,936.27
      February, 1998                                       119,936.27
      March, 1998                                          119,936.27
      April, 1998                                          119,936.27
      May, 1998                                            167,586.27
      June, 1998                                           164,620.52
      July, 1998                                           164,304.77
      August, 1998                                         168,989.02
      September, 1998                                      168,638.19
      October, 1998                                        168,287.35
      November, 1998                                       167,936.52
      December, 1998                                       167,585.69
      January, 1999                                        167,234.85
      February, 1999                                       166,884.02
      March, 1999                                          166,533.19
      April, 1999                                          166,182.35
      May, 1999                                            168,481.52
      June, 1999                                           165,480.69
      July, 1999                                           165,129.85
      August, 1999                                         164,779.02
      September, 1999                                      164,428.19
      October, 1999                                        164,077.35
      November, 1999                                       168,726.52
      December, 1999                                       168,340.60
      January, 2000                                        167,954.69
      February, 2000                                       167,568.77
      March, 2000                                          167,182.85
      April, 2000                                          166,796.94
      May, 2000                                            169,061.02
      June, 2000                                           166,025.10
      July, 2000                                           165,639.19
      August, 2000                                         165,253.27
      September, 2000                                      164,867.35
      October, 2000                                        164,481.44
      November, 2000                                       164,095.52
      December, 2000                                       168,709.60
      January, 2001                                        168,288.60
      February, 2001                                       167,867.60
      March, 2001                                          167,446.60
      April, 2001                                          167,025.60
      May, 2001                                            169,254.60
      June, 2001                                           166,183.60
      July, 2001                                           165,762.60
      August, 2001                                         165,341.60
      September, 2001                                     $164,920.60
      October, 2001                                        164,499.60

      November, 2001                                       164,078.60
      December, 2001                                       168,657.60
      January, 2002                                        168,201.52
      February, 2002                                       167,745.44
      March, 2002                                          167,289.35
      April, 2002                                          166,833.27
      May, 2002                                            173,797.00
      June, 2002                                           170,690.92
      July, 2002                                           170,234.84
      August, 2002                                         169,778.75
      September, 2002                                      169,322.67
      October, 2002                                        168,866.59
      November, 2002                                       173,410.50
      December, 2002                                       172,919.34
      January, 2003                                        172,428.17
      February, 2003                                       171,937.00
      March, 2003                                          171,445.84
      April, 2003                                          170,954.67
      May, 2003                                            173,113.50
      June, 2003                                           169,972.34
      July, 2003                                           169,481.17
      August, 2003                                         168,990.00
      September, 2003                                      173,498.84
      October, 2003                                        172,972.59
      November, 2003                                       172,446.34
      December, 2003                                       171,920.09
      January, 2004                                        171,393.84
      February, 2004                                       170,867.59
      March, 2004                                          170,341.34
      April, 2004                                          169,815.09
      May, 2004                                            171,938.84
      June, 2004                                           173,762.59
      July, 2004                                           173,201.25
      August, 2004                                         172,639.92
      September, 2004                                      172,078.59
      October, 2004                                        171,517.25
      November, 2004                                       170,955.92
      December, 2004                                       170,394.59
      January, 2005                                        169,833.25
      February, 2005                                       169,271.92
      March, 2005                                          173,710.59
      April, 2005                                          173,114.17
      May, 2005                                            175,167.75
      June, 2005                                           171,921.34
      July, 2005                                           171,324.92
      August, 2005                                         170,728.50
      September, 2005                                      170,132.09
      October, 2005                                        169,535.67
      November, 2005                                       168,939.25
      December, 2005                                       173,342.84
      January, 2006                                        172,711.34
      February, 2006                                      $172,079.84
      March, 2006                                          171,448.34
      April, 2006                                          170,816.84
      May, 2006                                            172,835.34

      June, 2006                                           169,553.84
      July, 2006                                           168,922.34
      August, 2006                                         173,290.84
      September, 2006                                      172,624.25
      October, 2006                                        171,957.67
      November, 2006                                       171,291.09
      December, 2006                                       170,624.50
      January, 2007                                        169,957.92
      February, 2007                                       169,291.34
      March, 2007                                          173,624.75
      April, 2007                                          172,923.09
      May, 2007                                            174,871.42
      June, 2007                                           171,519.75
      July, 2007                                           170,818.09
      August, 2007                                         170,116.42
      September, 2007                                      169,414.75
      October, 2007                                        168,713.09
      November, 2007                                       173,011.42
      December, 2007                                       172,274.67
      January, 2008                                        171,537.92
      February, 2008                                       170,801.17
      March, 2008                                          170,064.42
      April, 2008                                          169,327.67
      May, 2008                                            176,240.92
      June, 2008                                           172,819.09
      July, 2008                                           172,047.25
      August, 2008                                         171,275.42
      September, 2008                                      170,503.59
      October, 2008                                        169,731.75
      November, 2008                                       168,959.92
      December, 2008                                       173,188.09
      January, 2009                                        172,381.17
      February, 2009                                       171,574.25
      March, 2009                                          170,767.34
      April, 2009                                          169,960.42
      May, 2009                                            171,803.50
      June, 2009                                           173,346.59
      July, 2009                                           172,504.59
      August, 2009                                         171,662.59
      September, 2009                                      170,820.59
      October, 2009                                        169,978.59
      November, 2009                                       169,136.59
      December, 2009                                       173,294.59
      January, 2010                                        172,417.50
      February, 2010                                       171,540.42
      March, 2010                                          170,663.34
      April, 2010                                          169,786.25
      May, 2010                                            171,559.17
      June, 2010                                           173,032.09
      July, 2010                                          $172,119.92
      August, 2010                                         171,207.75
      September, 2010                                      170,295.59
      October, 2010                                        169,383.42
      November, 2010                                       173,471.25
      December, 2010                                       172,524.00

      January, 2011                                        171,576.75
      February, 2011                                       170,629.50
      March, 2011                                          169,682.25
      April, 2011                                          168,735.00